NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT.  COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

Exhibit 10.21(p)

Execution Version

THIRD AMENDED AND RESTATED

INVENTORY FINANCING AGREEMENT

This Third Amended and Restated Inventory Financing Agreement (as from time to time amended and together with any Transaction Statements, as hereinafter defined, this “Agreement”) is entered into as of May 9, 2017 by and between the persons listed in the section of this Agreement entitled “List of Dealers” (each, individually, a “Dealer” and, collectively, “Dealers”), Wells Fargo Commercial Distribution Finance, LLC f/k/a GE Commercial Distribution Finance LLC (in its individual capacity, “CDF”) as Agent (CDF, in such capacity as agent, is herein referred to as “Agent”) for the several financial institutions that are parties to this Agreement or may from time to time become party to this Agreement (collectively, the “Lenders” and individually each a “Lender”) and for itself as a Lender, and such Lenders.

RECITALS

(a)Dealers do business together or are related entities.

(b)Dealers and CDF are currently parties to that certain Second Amended and Restated Inventory Financing Agreement dated  as of October 30, 2015 (as amended, supplemented or otherwise modified from time to time, the “Existing Financing Agreement”).

(c)Dealers have requested that CDF increase the credit facility under the Existing Financing Agreement and CDF is willing to do so upon the terms and conditions set forth in this Agreement.

(d)This Agreement amends and restates the Existing Financing Agreement in its entirety. The parties acknowledge that the principal amount outstanding under the credit facility as of the close of business on the day prior to the date hereof is $ 223,987,356.51 (the “Closing Principal Balance”).

1.Definitions. Capitalized terms not otherwise defined in this Agreement shall have the following meanings:

“AAA” has the meaning set forth in Section 30(b) of this Agreement.

“Acquired Assets” has the meaning set forth in Section 6(d)(iv) of this Agreement.

“Acquired Person” has the meaning set forth in Section 6(d)(iv) of this Agreement.

“Advance Date” has the meaning set forth in Section 2(a)(iv) of this Agreement.

“Affiliate” means any Person that (i) directly or indirectly controls, is controlled by or is under common control of any other Person, (ii) directly or indirectly owns 25% or more of any other Person, (iii) is a director, partner, manager, or officer of any other Person or an affiliate of any other Person, or (iv) any natural person related to any such Person or an affiliate of such Person.

“Agent” has the meaning set forth in the Preamble of this Agreement.

“Agent Companies” has the meaning set forth in Section 30(a) of this Agreement.

“Agent Report” has the meaning set forth in Section 21(e)(iii) of this Agreement.

“Aggregate Excess Funding Amount” of a Non-Funding Lender shall be the aggregate amount of all unpaid obligations owing by such Lender to Agent and other Lenders under the Loan Documents, including such Lender’s Ratable Share of Loans.

“Agreement” has the meaning set forth in the Preamble of this Agreement.

Second Amended and Restated Inventory Financing Agreement	1

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT.  COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

“Allocation” means, with respect to each Lender, the amount set forth opposite such Lender’s name on Exhibit E hereto, under the heading “Allocation”, as such amount may be reduced or increased from time to time in accordance with this Agreement.

“Approval” has the meaning set forth in Section 2(c) of this Agreement.

“Approval Date” has the meaning set forth in Section 2(a)(iv) of this Agreement.

“Assignment” means an assignment agreement entered into by a Lender, as assignor, and any Person, as assignee, pursuant to the terms and provisions of Section 20 (with the consent of any party whose consent is required by Section 20), accepted by Agent.

“Automatic Default” has the meaning set forth in Section 12(h) of this Agreement.

“Business Day” means any day the Federal Reserve Bank of Chicago is open for the transaction of business.

“CDF” has the meaning set forth in the Preamble of this Agreement.

“Charges” has the meaning set forth in Section 10(a) of this Agreement.

“Closing Date” means the date of this Agreement.

“Closing Principal Balance” has the meaning set forth in the Recitals of this Agreement.

“Collateral” means all personal property of each Dealer, whether such property or such Dealer’s right, title or interest therein or thereto is now owned or existing or hereafter acquired or arising, and wherever located, including without limitation, all Accounts, Inventory, Equipment, other Goods, General Intangibles (including without limitation, Payment Intangibles), Chattel Paper (whether tangible or electronic), Instruments (including without limitation, Promissory Notes), Deposit Accounts, Investment Property and Documents, any cash collateral such Dealer may have paid to Agent, and all Products and Proceeds of the foregoing; provided that “Collateral” shall exclude (i) all Fixtures (other than Goods affixed to Inventory) and (ii) all equipment leases and agreements between Dealers and vendors, but only to the extent such leases and agreements prohibit or restrict such Dealers from granting a security interest therein and such prohibition or restriction is not ineffective under Article 9 of the Illinois Uniform Commercial Code or any other applicable law, rule or regulation; provided, further, that “Collateral” shall include (x) all Accounts and General Intangibles arising under such equipment leases and agreements between Dealers and vendors and (y) all payments and other property received or receivable in connection with any sale or other disposition of such leases and agreements.  Without limiting the foregoing, the Collateral includes each Dealer’s right to all Vendor Credits.  Similarly, the Collateral includes, without limitation, all books and records, electronic or otherwise, which evidence or otherwise relate to any of the foregoing property, and all computers, disks, tapes, media and other devices in which such records are stored.  For purposes of this definition only, capitalized terms used in this definition, which are not otherwise defined, shall have the meanings given to them in Article 9 of the Illinois Uniform Commercial Code.

“Collections” mean all monies that Agent receives from a Dealer or other sources (other than Lenders) on account of the Obligations.

“Contingent Liabilities” means any obligation, contingent or otherwise, of any Dealer guaranteeing or having the economic effect of guaranteeing any Debt or obligation of another in any manner, whether directly or indirectly, including without limitation any obligation of such Dealer, direct or indirect, (X) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or any security for the payment thereof, (Y) to purchase property or services for the purpose of assuring the owner of such Debt of its payment, or (Z) to maintain the solvency, working capital, equity, cash flow, fixed charge or other coverage ratio, or any other financial condition of the primary obligor so as to enable the primary obligor to pay any Debt or to comply with any agreement relating to any Debt or obligation.

“Current Ratio” means the ratio, calculated for Dealers on a consolidated basis and in accordance with GAAP, of (A) current assets determined in accordance with GAAP to (B) current liabilities determined in accordance with GAAP less balloon payments due on real estate loans which Agent in its reasonable discretion expects to be refinanced.

Third Amended and Restated Inventory Financing Agreement	2

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT.  COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

“Daily Interest” means, with respect to a Lender, for each calendar day of each calendar month, the product of: (A) the outstanding principal amount of Outstandings that are actually funded by Lender pursuant to this Agreement, multiplied by (B) the applicable interest rate set forth in Section 2(a)(vi) of this Agreement.

“Dealer Affiliate” means any Affiliate of a Dealer.

“Dealer Representative” has the meaning set forth in Section 31(b) of this Agreement.

“Dealers” has the meaning set forth in the Preamble of this Agreement.

“Debt” means all obligations, contingent or otherwise of Dealers which, in accordance with GAAP, should be classified on the balance sheet as liabilities, and in any event including capital leases, Contingent Liabilities that are required to be disclosed and quantified in notes to financial statements in accordance with GAAP, and liabilities secured by any Lien on any property regardless of whether such secured liability is with or without recourse.

“Default” has the meaning set forth in Section 12 of this Agreement.

“Default Notice” means written notice from a Dealer received by Agent’s account manager for Dealer or any officer of Agent, specifically advising Agent of the existence of a Default.

“Default Rate” means the lesser of 3% per annum above the rate in effect immediately prior to the Default or the highest lawful contract rate of interest permitted under applicable law.

“Disputes” has the meaning set forth in Section 30(a) of this Agreement.

“Disqualified Person” has the meaning set forth in Section 20(b) of this Agreement.

“Eligible Inventory Collateral” has the meaning set forth in Section 6(b)(xiii) of this Agreement.

“Existing Financing Agreement” has the meaning set forth in the Recitals of this Agreement

“FAA” has the meaning set forth in Section 30(f) of this Agreement.

“Free Floor Period” means a period equal to the number of days during which a Vendor agrees to assume the cost of financing Collateral purchased by a Dealer by granting Agent a Vendor Credit.

“Future Advances”  means any amount that CDF is obligated to pay to a Vendor pursuant to this Agreement within a certain period after an Approval is issued by CDF.

“GAAP” means generally accepted accounting principles as of the Closing Date.

“Governmental Authority” means any nation, sovereign or government, any state or other political subdivision thereof, any agency, authority or instrumentality thereof and any entity or authority exercising executive, legislative, taxing, judicial, regulatory or administrative functions of or pertaining to government, including any central bank, stock exchange, regulatory body, arbitrator, public sector entity, and supra-national entity.

“Internal Policies” has the meaning set forth in Section 2(a)(iii) of this Agreement.

“Intervening Default” has the meaning set forth in Section 2(a)(iv) of this Agreement.

“Invoice” means any invoice issued by a Vendor related to an Approval.

“Lender Affiliate” means the Affiliate of a Lender.

“Lender Credit” has the meaning set forth in Section 3(a) of this Agreement.

“Lender Rate” means the Dealer Rate as set forth in the Program Terms Letter less any applicable Performance Rebate as set forth in the Program Terms Letter.

Third Amended and Restated Inventory Financing Agreement	3

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT.  COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

“Lenders” has the meaning set forth in the Preamble of this Agreement.

“Liens” has the meaning set forth in Section 6 of this Agreement.

“Loan Document” means this Agreement, any Program Terms Letter or Transaction Statement entered into pursuant to this Agreement, and all documents delivered to Agent and/or any Lender in connection with any of the foregoing.

“Loans” has the meaning set forth in Section 2(a)(i) of this Agreement.

“Material Adverse Effect” means a material adverse effect in (i) Dealers’ business, operations or financial condition, taken as a whole, (ii) the performance and enforceability of this Agreement, (iii) any portion of the Collateral in excess of one million dollars ($1,000,000.00), or (iv) the perfection and priority of Agent’s Liens in the Collateral.

“Maximum Aggregate Credit Amount” means an aggregate total of Three Hundred Fifty Million Dollars ($350,000,000.00).

“Monthly Interest” means, with respect to each Lender, for each calendar month, the sum of the Daily Interest for each calendar day of such calendar month.

“Net Outstandings” means, at any time, an amount equal to the aggregate unpaid amount of all Outstandings minus the aggregate amount of funds in the [****] (as defined in the [****]) as of such date.

“Non-Funding Lender” means any Lender that has (a) failed to fund any payments required to be made by it under the Loan Documents within two (2) Business Days after any such payment is due (excluding expense and similar reimbursements that are subject to good faith disputes), (b) given written notice (and Agent has not received a revocation in writing), to Agent, any Lender, or Dealer, or has otherwise publicly announced (and Agent has not received notice of a public retraction) that such Lender believes it will fail to fund payments required to be funded by it under the Loan Documents or (c) (or any Person that directly or indirectly controls such Lender has), (i) become subject to a voluntary or involuntary case under the Federal Bankruptcy Reform Act of 1978, or any similar bankruptcy laws, (ii) a custodian, conservator, receiver or similar official appointed for it or any substantial part of such Person’s assets, or (iii) made a general assignment for the benefit of creditors, been liquidated, or otherwise been adjudicated as, or determined by any Governmental Authority having regulatory authority over such Person or its assets to be, insolvent or bankrupt, and for this clause (c), Agent has determined that such Lender is reasonably likely to fail to fund any payments required to be made by it under the Loan Documents.

“Obligations” means all indebtedness and other obligations of any nature whatsoever of each Dealer to Agent, Lenders and/or a Lender Affiliate, arising under this Agreement or any other Loan Document, and whether for principal, interest, fees, expenses, indemnification obligations or otherwise, and whether such indebtedness or other obligations are existing, future, direct, indirect, acquired, contractual, noncontractual, joint and/or several, fixed, contingent or otherwise.

“One month Libor” has the meaning set forth in Section 10(a) of this Agreement.

“Open Approval” means any Approval for which CDF has not financed an Invoice for the inventory subject thereto.

“Other Lender” has the meaning set forth in Section 22(a) of this Agreement.

“Other Pre-Owned Sublimit” has the meaning set forth in Section 2(b) of this Agreement.

“Outstandings” means, at any time, an amount equal to the aggregate unpaid amount of all Invoices which have been financed by Agent on behalf of Dealers.

“Participant Register” has the meaning set forth in Section 20(h) of this Agreement.

Third Amended and Restated Inventory Financing Agreement	4

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT.  COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

“Payment Default” means any failure by Dealers to make any payment with respect to the Obligations by the date due and after any applicable grace period (such date being the “Final Payment Date”; and the failure by Dealers to make such a payment by the date due under the applicable Loan Document being a “Missed Payment”).  Payment Default shall not mean, and shall exclude, any deductions, offsets or other disputes made or asserted by a Dealer which are accepted by or under negotiation with Agent.

“Performance Rebate” has the meaning set forth in the Program Terms Letter.

“Permitted Locations” has the meaning set forth in Section 6(b)(xiii) of this Agreement.

“Person” means any individual, partnership, corporation (including a business trust and a public benefit corporation), joint stock company, estate, association, firm, enterprise, trust, limited liability company, unincorporated association, joint venture and any other entity or Governmental Authority.

“Pre-Owned Inventory Sublimit” has the meaning set forth in Section 2(b) of this Agreement.

“Principal” has the meaning set forth in Section 31(b) of this Agreement.

“Program Terms Letter” means, collectively, any program terms letter or letters executed by the Dealers and Agent from time to time.

“Ratable Share” means, with respect to each Lender, the percentage equal to such Lender’s Allocation divided by the Maximum Aggregate Credit Amount, as such percentage is set forth opposite such Lender’s name on Exhibit E hereto, under the heading “Ratable Share”, and as such percentage may be reduced or increased from time to time in accordance with this Agreement.

[****]

“Related Persons” means, with respect to any Person, each Affiliate of such Person and each director, officer, employee, agent, trustee, representative, attorney, accountant and each insurance, environmental, legal, financial and other advisor (including those retained in connection with the satisfaction or attempted satisfaction of any condition precedent to the execution of this Agreement) and other consultants and agents of or to such Person or any of its Affiliates.

“Replacement Lender” has the meaning set forth in Section 22(b) of this Agreement.

“Required Lenders” means Lenders whose aggregate Ratable Share exceeds 50%; provided, however, if there are two or more Lenders, Required Lenders shall mean no less than two Lenders.

“Sale” has the meaning set forth in Section 20(b) of this Agreement.

“Sea Pro” means Sea Pro Boats, LLC, a South Carolina limited liability company.

“Settlement Date” means (a) each Tuesday that this Agreement is in effect or, if such Tuesday is not a Business Day, the next succeeding Business Day, or (b) any other Business Day selected by Agent in its reasonable discretion.

“Specific Pre-Owned Sublimit” has the meaning set forth in Section 2(b) of this Agreement.

“SPV” means any Person established by Agent, a Lender or a Lender Affiliate, as a bankruptcy-remote special purpose vehicle and identified as such in a writing by any Lender to Agent.

“Start Date” has the meaning set forth in Section 10(a) of this Agreement.

“Stock” means all shares of capital stock (whether denominated as common stock or preferred stock), equity interests, beneficial, partnership or membership interests, joint venture interests, participations or other ownership or profit interests in or equivalents (regardless of how designated) of or in a Person (other than an individual), whether voting or non-voting.

Third Amended and Restated Inventory Financing Agreement	5

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT.  COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

“Tangible Net Worth” means the shareholders’ equity of Dealers on a consolidated basis, determined in accordance with GAAP, minus items treated as intangible assets under GAAP, amounts owing by any employee, officer or other Dealer Affiliate, other than draws to commissioned and seasonally compensated employees and advances made for customary travel expenses incurred in the conduct of Dealers’ business, and any other assets that cannot be identified as tangible assets to Agent’s reasonable satisfaction.

“Transaction Statement” has the meaning set forth in Section 3(a) of this Agreement.

“UCC” has the meaning set forth in Section 12(j) of this Agreement.

“USA&M” has the meaning set forth in Section 30(b) of this Agreement.

“Vendor Credits” means all of each Dealer’s rights to any price protection payments, rebates, discounts, credits, factory holdbacks, incentive payments and other amounts which at any time are due a Dealer from a Vendor.

“Vendors” has the meaning set forth in Section 2(a)(i) of this Agreement

2.Extensions of Credit.

(a)Floor Plan Advances.

(i)Subject to the terms and conditions of this Agreement (including, without limitation, Sections 2(a)(iv) and (v) below), the Lenders severally and not jointly agree to make available to Dealers extensions of credit (“Loans”) in an amount equal to each such Lenders Ratable Share of such Loan to any one or more Dealers on a revolving basis in such amounts as Dealers may from time to time request up to the Maximum Aggregate Credit Amount, minus (A) the outstanding amount of Approvals, and (B) the aggregate outstanding amount of any other Obligations of Dealers hereunder, to purchase inventory, which will be subject to a purchase money security interest in favor of Agent, as collateral agent for Lenders, from Dealers’ existing vendors identified on Exhibit A to this Agreement and any additional vendors acceptable to Agent in Agent’s sole discretion, unless such vendors are disapproved by Agent as provided below (each, a “Vendor” and, collectively, “Vendors”), and for other purposes (including the Pre-Owned Inventory Sublimit).  For the avoidance of doubt, the Closing Principal Balance shall be deemed a Loan outstanding under this agreement, and shall be subject to the funding procedure set forth in Section 2(a)(v) below on the first Settlement Date following the Closing Date. Notwithstanding anything herein or in the Program Terms Letter to the contrary, the sum of all Outstandings and Open Approvals with respect to Sea Pro shall not at any time exceed Two Million Dollars ($2,000,000.00); provided, however, that such amount may be increased from time to time by Agent in writing in its sole and absolute discretion, without the consent of Lenders.

(ii)(A) Repayments from time to time of the outstanding balance of the indebtedness hereunder shall be available to be re-borrowed pursuant to the terms and conditions of this Agreement; (B) no Loan will be made to the extent such Loan would cause any Lender to have outstanding Loans in a principal amount in excess of such Lender’s Allocation; (C) if the Obligations hereunder outstanding at any time or from time to time exceed the Maximum Aggregate Credit Amount, Dealers shall immediately (but in any event within two (2) Business Days) pay the amount of excess to Agent for the benefit of Lenders; provided that, in its reasonable discretion, Agent may cause the Lenders to immediately cease to make Loans and/or Agent may immediately cease to issue Approvals until such repayment occurs; and (D) notwithstanding anything else contained in this Agreement, (I) in its reasonable discretion, Agent may cause the Lenders to immediately cease to make any Loans and/or  Agent may immediately cease to issue Approvals (x) upon the occurrence and during the continuance of any Default or upon the occurrence and during the continuance of any event which, with the giving of notice, the passage of time, or both would result in a Default, or (y) if any remittance for any Obligations is dishonored when first presented for payment, until such payment is honored, and (II) upon termination of this Agreement, Dealers shall repay to Agent on behalf of Lenders all Obligations hereunder, plus interest accrued to the date of payment.

Third Amended and Restated Inventory Financing Agreement	6

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT.  COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

(iii)Each Vendor may be disapproved by written notice from Agent, and following such disapproval shall cease to be a “Vendor” under this Agreement, due to (A) such vendor’s failure to comply with any law, rule, regulation, order or decree; (B) such vendor’s failure to comply with any internal policies and procedures of Agent or any Lender Affiliate relating to import or export controls, anti-money laundering, anti-terrorism, securities law, banking law or regulation, fraud statutes and other similar laws and regulations and codes of ethical conduct (collectively, “Internal Policies”); or (C) any circumstance which may make Agent’s disbursement of any advance to such vendor illegal or otherwise in violation of any law, rule, regulation, order or decree applicable to Agent or any Internal Policies. If a Vendor is disapproved for any reason set forth above, such disapproval will only affect Dealers’ ability to request, and Lenders’ obligation to make, subsequent Loans and will not require immediate repayment of previous advances with respect to inventory purchased from such disapproved Vendor. Notwithstanding anything herein to the contrary, Agent may disapprove Sea Pro as a Vendor by written notice, and following such disapproval, Sea Pro shall cease to be a Vendor under this Agreement, if Sea Pro is disapproved at any time, in Agent’s sole discretion, as a vendor with respect to Agent’s general portfolio of financing.

(iv)Each Lender shall have the obligation to fund its Ratable Share of a Loan upon issuance by CDF of an Approval. Lenders acknowledge and agree that:  (A) CDF typically issues Approvals on a date (each, an “Approval Date”) prior to the date CDF is required actually to fund the Loan (each, an “Advance Date”) that is based on such Approval, (B) once an Approval has been issued, and the Vendor receiving such Approval shall have shipped its product based thereon, CDF may deem itself obligated to fund the related Loan on the Advance Date, notwithstanding any Automatic Default, Payment Default, Default Notice or other Default that may arise on or prior to an Approval Date (each, an “Intervening Default”), and (C) each Lender shall be obligated to fully fund in cash such Lender’s Ratable Share in any Loans which derive from all Approvals issued by CDF in good faith, as well as any Open Approvals and Future Advances based thereon, notwithstanding any Intervening Default.

(v)On each Settlement Date on or before 2:00 p.m. central time, Agent shall deliver notice to each Lender of the amount of Loans Lender has funded and such Lender’s Ratable Share multiplied by Net Outstandings, and: (A) if the amount of Loans Lender has funded is less than Lender’s Ratable Share multiplied by the Net Outstandings calculated as of such Settlement Date, then Lender shall remit such deficiency to Agent (on behalf of CDF) by 5:00 p.m. central time on the Business Day immediately following such Settlement Date, and (B) if the amount of Loans Lender has funded is more than Lender’s Ratable Share multiplied by the Net Outstandings calculated as of such Settlement Date, then Agent (on behalf of CDF) will remit such excess to such Lender by 5:00 p.m. central time on the Business Day immediately following such Settlement Date. Each payment due to Agent or Lenders will be paid in immediately available funds according to the electronic transfer instructions set forth on Exhibit F attached hereto, and, if not timely paid in accordance with this Agreement, will bear interest until paid at a rate per annum equal to the Lender Rate.  If CDF is acting as Agent, it shall be deemed to have paid its deficiency or received its excess as set forth above on each Settlement Date.  Each Lender hereby waives any right it may now or in the future have to set-off its obligation to make any payment to CDF or Agent under this Agreement against any obligation of CDF or Agent to such Lender, whether under this Agreement or any other agreement between CDF and such Lender or Agent and such Lender.

(vi)The amount of Loans each Lender has funded shall bear interest at the Lender Rate, as such rate may change pursuant to the terms of the applicable Program Terms Letter. Interest will be computed on the basis of a 360-day year and assess for the actual number of days elapsed.  Provided Lender is not a Non-Funding Lender, then the amount of Monthly Interest, if any, payable to Lender, less any Administrative Fee due to Agent pursuant to a Fee Letter between Agent and Lender, shall be distributed by Agent to Lender monthly in arrears on the latter of: (A) the fifteenth (15th) day of the applicable month, or if the fifteenth (15th) is not a Business Day, the next succeeding Business Day, or (B) within five (5) Business Days after Agent’s receipt thereof from Dealers.  To the extent that Lender is entitled to receive interest income in excess of the Monthly Interest, if such additional interest has not previously been distributed to Lender, then Lender shall be entitled to receive an additional payment from Agent equivalent to Lender’s Ratable Share of such interest income.  Any amounts due to Lender for income in excess of the Monthly Interest shall be reflected and paid with Monthly Interest as set forth above.  Lenders acknowledge and agree that the rate of return paid on any Loan is dependent on numerous factors, including discounts and subsidies offered by Vendors.  Application of any Collections received by Agent as interest in cash or good collected funds representing payment of interest on the Loans may result in the payment of interest to Lender in excess of the rate set forth in this subsection.

Third Amended and Restated Inventory Financing Agreement	7

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT.  COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

(vii)Provided a Lender is not a Non-Funding Lender, any Collections received by Agent in good collected funds representing payment of any part of the Unused Line Fee (as described in the Program Terms Letter) shall be paid by Agent to each Lender in an amount equal to such Lender’s Ratable Share monthly in arrears, with Monthly Interest as set forth in Section 2(a)(vi).

(viii)Lenders acknowledge that Dealers may be entitled to receive a Performance Rebate on a calendar quarter basis pursuant to the terms of the Program Terms Letter.  Notwithstanding anything contained herein to the contrary, if the Performance Rebate is not earned by or otherwise paid to Dealers during any calendar quarter, each Lender may be entitled to receive an additional payment from Agent equivalent to such Lender’s share of such portion of the Performance Rebate not earned by or otherwise paid to Dealers.  Any amounts due to Lenders under this Section 2(a)(viii) shall be reflected in a notice to be delivered in the manner set forth in Section 2(a)(v) of this Agreement within forty-five (45) days following the end of the applicable calendar quarter.

(ix)As of the Closing Date, all outstanding advances under the Existing Financing Agreement shall be deemed Loans under this Agreement.

(b)Pre-Owned Inventory Advances and Sublimits.  Subject to the overall Maximum Aggregate Credit Amount set forth above and the terms and conditions of this Agreement, on and after the Closing Date, Lenders severally and not jointly may make Loans to Dealers with respect to pre-owned units of inventory; provided that such cash advances shall not exceed the Pre-Owned Inventory Sublimit and must comply with the pre-owned inventory advance terms set forth herein.  Regardless of the amount of credit available to Dealers under the Maximum Aggregate Credit Amount hereunder, the total amount of Loans outstanding with respect to used or pre-owned inventory shall not exceed forty-five million dollars ($45,000,000.00) (the “Pre-Owned Inventory Sublimit”).  Within such Pre-Owned Inventory Sublimit, (i) any Loans with respect to units with applicable valuations of five hundred thousand dollars ($500,000.00) or more shall require unit specific documentation (including an advance request form), (ii) no more than thirty-five million dollars ($35,000,000.00) of such Pre-Owned Inventory Sublimit shall be used by Dealers to finance pre-owned inventory with applicable valuations of less than five hundred thousand dollars ($500,000.00) (the “Other Pre-Owned Sublimit”), and (iii) no more than twenty million dollars ($20,000,000.00) of such Pre-Owned Inventory Sublimit shall be used by Dealers to finance used or pre-owned inventory with applicable valuations of five hundred thousand dollars ($500,000.00) or more (the “Specific Pre-Owned Sublimit”).

(c)Advance Rates; Approvals.  The advance rates with respect to pre-owned inventory as well as additional details of the financing program are set forth in the Program Terms Letter, the terms of which are incorporated herein by this reference.  Notwithstanding the foregoing: (i) if any particular Vendor shall be the subject of any bankruptcy, reorganization, insolvency, receivership, dissolution, liquidation or similar proceeding, or (ii) if Azimut Bennetti Group (or any other vendor that sells Azimut or Atlantis brand inventory), fails to deliver year-end balance sheet and profit and loss statements (in form and substance reasonably satisfactory to Agent) for its fiscal year then ended within one hundred twenty (120) days following such year-end, or semi-annual balance sheet and profit and loss statements (in form and substance reasonably satisfactory to Agent) for its semi-annual period then ended within ninety (90) days following such semi-annual period, and Dealer fails to cause such Vendor to cure such failure in this Section 2(c)(ii) within thirty (30) days following notice from Agent (which notice may be given by Agent no earlier than one hundred twenty-one (121) days following year-end or ninety-one (91) days following the semi-annual period), then, in either case Section 2(c)(i) or 2(c)(ii), Agent may reduce the applicable advance rates set forth in the Program Terms Letter with respect to any inventory sold by such Vendor after the date of such proceeding by up to ten percent (10%), or twenty percent (20%) for inventory that has a value in excess of $750,000.  This Agreement concerns the extension of credit, and not the provision of goods or services.  An “Approval” shall be defined as Agent’s indication to a Vendor that the Lenders will provide financing to Dealers with respect to a particular Invoice or Invoices.

(d)Re-Advances.  Subject to the overall Maximum Aggregate Credit Amount set forth above and the terms and conditions of this Agreement, on and after the Closing Date, Lenders severally and not jointly agree to make Loans to Dealers with respect to units of inventory (excluding used or pre-owned inventory) financed by Lenders pursuant to Section 2(a) or 2(b) of this Agreement for which Dealers may have previously made payments to Agent on behalf of Lenders; provided that such units of inventory have not previously been repaid in full, and further provided such cash advances shall not exceed (a) 100% of the original invoice amount with respect to such units, less (b) any curtailment amounts that have been required to be made by cash payment, offset, application of

Third Amended and Restated Inventory Financing Agreement	8

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT.  COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

a Curtailment Offset under and as defined in the [****], or otherwise with respect to such units; provided, further, that such cash advances, in the aggregate, shall not exceed the Re-Advance Sublimit specified in the Program Terms Letter or, if not specified in such Program Terms Letter, twenty-five percent (25%) of the Maximum Aggregate Credit Amount within any thirty (30) day period.

3.Financing Terms.

(a)Certain financial terms of any Loan made under this Agreement are set forth in the Program Terms Letter.  In connection with financing an item of inventory for any Dealer, Agent, on behalf of the Lenders, will transmit or otherwise make available to such Dealer and Lenders a “Transaction Statement” which is a record that may be authenticated and transmitted by Agent to such Dealer from time to time which identifies the Collateral financed and/or the advance made and the terms and conditions of repayment of such advance as provided in this Agreement.  Dealers agree that a Dealer’s failure to notify Agent in writing of any objection to a Transaction Statement within thirty (30) days after a Transaction Statement is transmitted or otherwise sent to such Dealer shall constitute Dealers’ (a) acceptance thereof, (b) agreement that the Lenders are financing such inventory at Dealers’ request, and (c) agreement that such Transaction Statement will be incorporated herein by reference to the extent not inconsistent with the terms hereof.  To the extent any Transaction Statement is inconsistent with the terms hereof, this Agreement (including any applicable Program Terms Letter) shall govern and control.  If any Dealer objects to any Transaction Statement, such Dealer and Agent, on behalf of Lenders, will work in good faith to resolve such objection within sixty (60) days after the applicable Transaction Statement is transmitted or otherwise sent to such Dealer.  However, notwithstanding such objection, Dealers will pay Agent on behalf of Lenders for such inventory in accordance with this Agreement.  With respect to any advance made to a Vendor on behalf of a Dealer, Agent, on behalf of any one or more Lenders, may apply against any such amount owed to Vendor any amount such Lender or Lenders is owed from such Vendor with respect to Free Floor Periods (each, a “Lender Credit”) or any other amounts such Lender or Lenders is owed from such Vendor.  Notwithstanding the foregoing, Dealers agree to pay the full amount reflected on any Transaction Statement.

(b)Upon receipt by Agent of a request for a Loan under and pursuant to CDF’s standard advance request procedures and the issuance of a Transaction Statement by Agent as set forth in Section 3(a) above, each Lender shall follow the funding procedures established by Agent, from time to time, and shall, as and when requested by Agent, advance funds to Agent to fund such Loan in amounts equal to such Lender’s Ratable Share of such Loan.

4.Security Interest.

(a)Each Dealer hereby grants to Agent, as collateral agent for the Lenders, a security interest in all of the Collateral as security for all Obligations under this Agreement.

(b)Agent will not exercise sole dominion and control over any Deposit Account included in the Collateral except as contemplated by Section 13 of this Agreement after a Default.

5.Representations and Warranties. Each Dealer represents and warrants that at the time of execution of this Agreement and at the time of each Approval and each advance hereunder:

(a)such Dealer is in good standing in its jurisdiction of organization and is qualified to transact business in each other jurisdiction in which the nature of its business or property requires such qualification, unless failure to so qualify could not result, individually or in the aggregate, in a Material Adverse Effect;

(b)such Dealer does not conduct business under any trade styles or trade names except as disclosed by such Dealer to Agent in writing and except to the extent that such conduct could not result, individually or in the aggregate, in a Material Adverse Effect;

(c)such Dealer has all the necessary authority to enter into and perform this Agreement, and the execution, delivery and performance of this Agreement will not violate (i) such Dealer’s organizational documents, (ii) any agreement binding upon it, unless such violation could not result, individually or in the aggregate, in a Material Adverse Effect, or (iii) any law, rule, regulation, order or decree, unless such violation could not result, individually or in the aggregate, in a Material Adverse Effect;

Third Amended and Restated Inventory Financing Agreement	9

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT.  COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

(d)this Agreement and each other Loan Document to which any such Dealer is a party constitute the legal, valid and binding obligations of each such Dealer, enforceable against such Dealer in accordance with their respective terms, except as enforceability may be limited by applicable bankruptcy, insolvency, or similar laws affecting the enforcement of creditors’ rights generally or by equitable principles relating to enforceability;

(e)such Dealer keeps its records respecting accounts and chattel paper at its chief executive office identified below and keeps the Collateral only at locations permitted by Section 6(b)(xiii) of this Agreement;

(f)this Agreement correctly sets forth such Dealer’s true legal name, the type of its organization, the jurisdiction in which such Dealer is incorporated or otherwise organized, and such Dealer’s organizational identification number, if any, in each case, as of the date hereof;

(g)all information supplied by such Dealer to Agent or any Lender, including any financial, credit or accounting statements or application for credit, in connection with this Agreement is true, correct and complete in all material respects;

(h)all advances and other transactions hereunder are for business purposes and not for personal, family, household or any other consumer purposes;

(i)such Dealer has good title to all Collateral in which it purports to have any interest;

(j)there are no actions or proceedings pending or threatened against Dealers which could reasonably be expected to result, individually or in the aggregate, in a Material Adverse Effect; and

(k)on the Closing Date, neither a Default nor an event which, with the giving of notice, the passage of time, or both, would result in a Default has occurred and is continuing, and, at the time of each Approval and each advance hereunder, a Default has not occurred and is not continuing.

6.Covenants.

(a)Until sold as permitted by this Agreement, each Dealer shall own all of its Collateral free and clear of all liens, security interests, claims and other encumbrances, whether arising by agreement or operation of law (collectively “Liens”), other than:

(i)Liens in favor of Agent;

(ii)purchase money Liens on Dealers’ new inventory manufactured by vendors that have been disapproved by Agent;

(iii)Liens on Dealers’ new, used and pre-owned inventory manufactured by vendors that have been disapproved by Agent; provided that such Liens are subject to subordination or intercreditor agreements in form and substance acceptable to Agent, in its sole discretion, whereby Agent subordinates its Liens in such inventory;

(iv)Liens for taxes, assessments or other governmental charges that are not due or payable or that are due or payable, but are being diligently contested in good faith by appropriate proceedings; provided that such contested taxes, assessments or other governmental charges do not exceed five hundred thousand dollars ($500,000.00) in aggregate at any time;

(v)Liens of carriers, warehousemen, mechanics, materialmen and landlords incurred in the ordinary course of business for sums not yet due or payable; provided, however, that Liens of landlords are permitted only to the extent that such Liens are subordinate to the Liens in favor of Agent pursuant to an agreement in form and substance acceptable to Agent or if such subordination is not required pursuant to the terms of the Program Terms Letter;

(vi)Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance or other forms of governmental insurance or benefits;

Third Amended and Restated Inventory Financing Agreement	10

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT.  COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

(vii)existing Liens identified in Exhibit B to this Agreement, but only to the extent securing the indebtedness identified in such Exhibit; provided that the amount of such indebtedness does not exceed the outstanding amounts thereof on the Closing Date;

(viii)Liens for capital leases and equipment financing in a combined aggregate amount not exceeding ten million dollars ($10,000,000.00), but only to the extent encumbering the property leased under such capital leases or acquired with the proceeds of such equipment financing; and

(ix)Liens on or with respect to cash collateral to secure (a) obligations to depository institutions with respect to deposit and treasury management services provided by such institutions to Dealers of up to one million dollars ($1,000,000.00) in the aggregate, and (b) reimbursement obligations under letters of credit of up to three million five hundred thousand dollars ($3,500,000.00) in the aggregate; provided that the amount of cash collateral securing the obligations described in clauses (a) and (b) of this Section 6(a)(ix) shall not exceed three million five hundred thousand dollars ($3,500,000.00) in the aggregate at any time.

(b)Each Dealer will:

(i)keep all Collateral at Permitted Locations and keep all tangible Collateral in good order, repair and operating condition and insured as required herein;

(ii)promptly file all tax returns required by law and promptly pay all taxes, fees, and other governmental charges for which it is liable, including without limitation all governmental charges against the Collateral or this Agreement;

(iii)permit Agent and its designees, without notice, to inspect the Collateral (including, without limitation, each certificate of title or statement of origin issued for Collateral financed by Lenders) during normal business hours and at any other time Agent deems desirable (and such Dealer hereby grants Agent and its designees an irrevocable license to enter such Dealer’s business locations during normal business hours without notice to such Dealer to account for and inspect all Collateral and to examine and copy such Dealer’s books and records related to the Collateral);

(iv)keep complete and accurate records of its business, including inventory, accounts and sales; and permit Agent and its designees to inspect and copy such records upon request;

(v)furnish Agent and Lenders with such additional information regarding the Collateral and such Dealer’s business and financial condition as Agent or any Lender may from time to time reasonably request (including without limitation financial statements and projections more frequently than set forth below);

(vi)immediately notify Agent of any material adverse change in the Dealers’ business, operations or financial condition taken as a whole or any reduction in the aggregate value of the Collateral of five hundred thousand dollars ($500,000.00) or more;

(vii)execute (or cause any third party in possession of Collateral to execute) all documents Agent requests to perfect and maintain the security interest in the Collateral granted to Agent, on behalf of Lenders, hereunder;

(viii)upon Agent’s request, (i) at any time the aggregate Obligations with respect to any Collateral or Dealer located in Ohio exceeds ten million dollars ($10,000,000.00), deliver to Agent immediately upon such request (and Agent may retain) each certificate of title or statement of origin issued for such Collateral and (ii) at any time during the continuance of a Default, deliver to Agent immediately upon such request (and Agent may retain) each certificate of title or statement of origin issued for Collateral financed by any one or more Lenders;

(ix)at all times be duly organized, existing, in good standing, qualified and licensed to do business in each jurisdiction in which the nature of its business or property so requires;

Third Amended and Restated Inventory Financing Agreement	11

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT.  COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

(x)notify Agent of the commencement of any material legal proceedings against such Dealer;

(xi)comply with all laws, rules and regulations applicable to such Dealer, including without limitation, the USA PATRIOT ACT and all  laws, rules and regulations relating to  import or export controls or anti-money laundering;

(xii)conduct business only under such trade styles and trade names as such Dealer has disclosed to Agent in writing prior to such conduct;

(xiii)only permit Collateral consisting of Inventory (“Eligible Inventory Collateral”) to be located at, or in-transit domestically to and from, locations described in Exhibit C to this Agreement and at such other locations in the United States disclosed to Agent in writing at least fifteen (15) days prior to such Dealer’s use of such location (but excluding the locations of any consigned inventory), unless Agent otherwise agrees to such location or consignment in writing (collectively, the “Permitted Locations”); provided that such fifteen (15) day notice and Agent approval shall not be required for inventory (including consigned inventory not financed by Agent hereunder) with an aggregate invoice amount of less than five million dollars ($5,000,000.00) located at other locations (including locations outside of the United States, but excluding boat shows) for up to thirty (30) days per unit and, provided, further, that such notice shall be reduced to one (1) day and Agent approval shall not be required for inventory (excluding consigned inventory) with an aggregate invoice amount of less than five million dollars ($5,000,000.00) located at boat shows for up to thirty (30) days;

(xiv)provide to Agent or any Lender, when requested by Agent or such Lender, a copy of such Dealer’s organizational documents, and will provide to Agent or any requesting Lender any subsequent amendments thereto bearing indicia of filing from the appropriate Governmental Authority, or such other documents verifying such Dealer’s true and correct legal name as Agent may request from time to time; and

(xv)only permit MarineMax Vacations, Ltd. to hold Eligible Inventory Collateral with an aggregate invoice amount of not more than two million dollars ($2,000,000); provided that such inventory shall at all times be used by MarineMax Vacations, Ltd. in connection with its charter business or businesses directly related thereto.

(c)Financial Covenants.  Dealers covenant and agree that, so long as any of the Obligations to Agent and any Lenders remain outstanding or this Agreement remains in effect, even if no Obligations to Agent or any Lenders are outstanding, Dealers shall:

(i)maintain at all times a ratio of Debt to Tangible Net Worth of not more than 2.75 to 1.0 measured as of fiscal quarter end June 30, 2013 and each successive fiscal quarter end thereafter; and

(ii)maintain at all times a Current Ratio of not less than 1.2 to 1.0 as of fiscal quarter end June 30, 2013 and each successive fiscal quarter end thereafter.

(d)No Dealer will, without Agent’s prior written consent:

(i)use (except for demonstration purposes), rent, lease, sell, transfer, consign (except consigned inventory located at Permitted Locations), license, encumber or otherwise dispose of any Collateral except for sales of inventory at retail in the ordinary course of such Dealer’s business and except for Collateral with an aggregate value not exceeding five hundred thousand dollars ($500,000.00) in any one calendar year;

(ii)sell or otherwise transfer inventory to a Dealer Affiliate, except in accordance with Section 6(e) of this Agreement;

(iii)engage in any other material transaction not in the ordinary course of such Dealer’s business with respect to the Collateral or which would result, individually or in the aggregate, in a Material Adverse Effect;

Third Amended and Restated Inventory Financing Agreement	12

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT.  COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

(iv)change the nature of its business in any material manner or its legal structure or be a party to a merger or consolidation (other than a merger or consolidation of a Dealer with or into another Dealer) or change its type of organization, its jurisdiction of incorporation or organization, or its organizational identification number, if any, or acquire any Person (an “Acquired Person”) or a substantial portion of the assets of any Person (“Acquired Assets”), except that Dealers may acquire an Acquired Person or Acquired Assets, if (A) Dealers provide Agent with thirty (30) days’ prior written notice of such acquisition, accompanied by a certificate of Dealers’ chief financial officer that such acquisition complies with the conditions of this Section 6(d)(iv) and copies of pro forma financial statements and projections giving effect to such acquisition, (B) immediately after any such acquisition of an Acquired Person, such Acquired Person becomes a party to this Agreement as a Dealer by executing and delivering to Agent such documents and agreements as Agent may reasonably require, at Dealers’ cost and expense, (C) immediately after any such acquisition of Acquired Assets, Agent shall continue to have, on behalf of Lenders a first-priority perfected security interest in such Acquired Assets that constitute “Collateral” (as defined herein) and the other Collateral, (D) at the time of such acquisition and after giving effect thereto, neither a Default nor an event which, with the giving of notice, the passage of time, or both, would result in a Default, shall have occurred and be continuing, (E) before and after giving effect to such acquisition, as illustrated by the pro forma financial statements and projections provided to Agent pursuant to clause (A) above, Dealers shall be in compliance with the financial covenants set forth in Section 6(c) as of the most recently ended fiscal quarter and the next four fiscal quarters ending after such acquisition, (F) the total acquisition cost of such Acquired Person or Acquired Assets (including, without limitation, acquired inventory) shall not exceed ten million dollars ($10,000,000) individually or twenty-five million dollars ($25,000,000) in the aggregate in any rolling twelve-month period for all such Acquired Persons and Acquired Assets, collectively; provided, however, if such acquisition does not comply with this clause (F), then Agent shall not unreasonably withhold its consent to such acquisition, and (G) at the time of such acquisition, Availability (as defined in the Program Terms Letter) shall be at least five million dollars ($5,000,000) and the sum of Dealers’ cash, plus the balance of the [****] (as defined in the [****]), plus Availability shall be at least fifteen million dollars ($15,000,000); provided, however, that notwithstanding anything in this Section to the contrary, MarineMax Vacations, Ltd. shall not be required to become a party to this Agreement as a Dealer.

(v)change its name or conduct business under a trade style or trade name other than those disclosed by such Dealer to Agent in writing without giving Agent at least thirty (30) days’ prior written notice thereof;

(vi)change its chief executive office or office where it keeps its records with respect to accounts or chattel paper;

(vii)change the state in which it is incorporated or otherwise organized (except upon thirty (30) days’ prior written notice to Agent);

(viii)finance on a secured basis with any Vendor or any third party the acquisition of inventory of the same brand as any new inventory financed or to be financed by Agent;

(ix)store Collateral financed by Lenders with any third party except for Collateral at Permitted Locations;

(x)incur secured or unsecured Debt in excess of one hundred thirty million dollars ($130,000,000.00), excluding Debt incurred pursuant to this Agreement; or

(xi)pay cash dividends or make other cash distributions with respect to or repurchase Stock of Dealers in an aggregate amount during the term of this Agreement in excess of Dealers’ cumulative net income (incurred from March 31, 2013 through the term hereof) plus thirty million dollars ($30,000,000.00).

(e)Notwithstanding the provisions of Section 6(d)(ii) of this Agreement, a Dealer may sell or otherwise transfer inventory to another Dealer who is a signatory to this Agreement.  The parties agree that any such inventory that is sold or otherwise transferred at any time by one Dealer to another shall be and remain Collateral and shall continue to secure the Obligations.

Third Amended and Restated Inventory Financing Agreement	13

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT.  COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

(f)Each Dealer, within ten (10) days of the end of each calendar year, will provide a list of all locations where Collateral is or may be kept, including information as to whether the property is owned or leased, any Liens or other encumbrances on such property, and if leased, the name of the lessor, the lease term, and any other information Agent shall request.  If any Collateral location is subject to a mortgage, deed of trust, or other Lien in favor of any Person other than Agent, except any Lien permitted by Section 6(a) of this Agreement, Dealers agree to promptly obtain an agreement from such Person, waiving such Person’s Lien on the Collateral and providing Agent reasonable access thereto, in form and substance acceptable to Agent and duly executed and delivered by such Person.

7.Insurance.

(a)All risk of loss, damage to or destruction of Collateral shall at all times be on Dealers. Each Dealer shall keep all of its tangible Collateral insured for full value against all insurable risks, under policies delivered to Agent, on terms and with insurers reasonably acceptable to Agent, with loss payable to Agent on behalf of Lenders (with respect to any claim in excess of two hundred fifty thousand dollars ($250,000.00) per occurrence), assignee or additional insured, as appropriate.  Such insurance shall be subject to cancellation or change only (i) upon ten (10) days written notice to Agent for non-payment of premium or (ii) upon thirty (30) days written notice to Agent for all other reasons, and shall provide that Agent’s interests will not be impaired by any failure of Dealers to comply with the terms of such insurance or by any exercise of remedies by Agent with respect to the property insured.  With respect to any claim during the continuance of any Default, Agent is authorized, but not required, to act as attorney‑in‑fact for each Dealer in adjusting and settling any insurance claims under any such policy and in endorsing any checks or drafts drawn by insurers.  To facilitate the exercise of such rights by Agent, each Dealer has executed and delivered to Agent a Power of Attorney, which Agent agrees not to exercise any rights under unless a Default has occurred and is continuing.  In addition, at any time (before and after the occurrence of any Default), (A) each Dealer shall promptly remit to Agent in the form received, with all necessary endorsements, all proceeds of such insurance which such Dealer may receive, and (B) Agent, at its election, shall either apply any proceeds of insurance it may receive toward payment of the Obligations or pay such proceeds to such Dealer or any other Dealer.

(b)Except as otherwise required by Section 7(a) of this Agreement, Dealers shall (i) keep their insurable property adequately insured at all times by financially sound and reputable insurers to such extent and against such risks, including fire and other risks insured against by extended coverage, as is customary with companies similarly situated and in the same or similar businesses, (ii) maintain in full force and effect public liability and workers compensation insurance, in amounts customary for such similar companies to cover normal risks, by insurers reasonably satisfactory to Agent, and (iii) maintain such other insurance as may be required by law or reasonably requested by Agent.  Dealers shall deliver evidence of renewal of each insurance policy on or before the date of its expiration, and from time to time shall deliver to Agent, on or before the date hereof, and thereafter upon demand, evidence of the maintenance of such insurance.  Dealers shall delivery promptly to Agent copies of all reports provided to insurers by any Dealer.

(c)The following notice is given pursuant to Section 180/10 of the Collateral Protection Act set forth in Chapter 815 Section 180/1 of the Illinois Compiled Statutes; nothing contained in such notice shall be deemed to limit or modify the terms of this Agreement:  Unless EACH Dealer provides evidence of THE insurance coverage required by SUCH DEALER’S Agreement WITH Agent and lenders, Agent may purchase insurance at such DEALER’S expense to protect Agent’s and lenders’ interest in SUCH Dealer’s collateral.  This insurance may, but need not, protect SUCH Dealer’s interest.  The coverage that Agent purchases may not pay any claim that SUCH Dealer makes or any claim that is made against SUCH Dealer in connection with the collateral.  SUCH Dealer may later cancel any insurance purchased by Agent, but only after providing Agent evidence that SUCH Dealer has obtained insurance as required under this Agreement.  If Agent purchases insurance for ANY collateral, DealerS will be responsible for the costs of that insurance, including the insurance premium, interest and any other chaRges Agent may impose in connection with the placement of the insurance, until the effective date of the cancellation or expiration of the insurance.  The costs of the insurance may be added to DEALERs’ total outstanding balance or obligation.  The costs of the insurance may be more than the cost of insurance A Dealer may be able to obtain on its own.

Third Amended and Restated Inventory Financing Agreement	14

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT.  COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

8.Financial Statements.  Unless waived by Agent, Dealers will deliver to Agent, in a form reasonably satisfactory to Agent: (a) Dealers’ audited year-end balance sheet and audited annual profit and loss statement for each fiscal year after the date hereof, prepared on a consolidated basis, within twenty (20) days after the same are prepared but in no event later than one hundred and twenty (120) days after the end of each fiscal year, accompanied by an unqualified opinion of independent certified public accountants acceptable to Agent; (b) within sixty (60) days after the end of each of such Dealers’ fiscal quarters, a reasonably detailed balance sheet and income statement as of the last day of such quarter covering Dealers’ operations on a consolidated basis for such quarter; (c) within thirty (30) days after the end of Dealers’ fiscal months, a reasonably detailed balance sheet and income statement as of the last day of such month covering Dealers’ operations for such month, on a consolidated basis; (d) within thirty (30) days prior to Dealers’ year-end, Dealers’ financial projections for the next fiscal year on a consolidated basis; (e) concurrently with the delivery of the financial statements required to be delivered under clauses (a) and (b), above, a compliance certificate in the form attached hereto as Exhibit D, executed by an officer of Dealers, and (f) within ten (10) days after Agent’s reasonable request, any other information relating to the Collateral or the financial condition of any Dealer or Dealers and (g) concurrently with the delivery of the financial statements required to be delivered under clauses (a) and (b), above, a trigger compliance certificate in the form attached hereto as Exhibit G (the “Trigger Compliance Certificate”), setting forth a calculation of Fixed Charge Coverage Ratio and TTM EBITDA (each as defined in the Program Terms Letter), executed by an officer of Dealers. Each Dealer represents that all financial statements and information which have been or may hereafter be delivered by Dealers are and will be true and correct in all material respects and, with respect to all quarterly and annual financial statements, prepared in accordance with GAAP consistently applied in all material respects, and there has been no material adverse change in the financial or business condition of Dealers, taken as a whole, since the submission to Agent of such financial statements, and Dealers acknowledge Agent’s reliance thereon.

9.Payment Terms.  Each Dealer will pay Agent for the benefit of Lenders, the principal amount of the Obligations owed by such Dealer on each item of Collateral financed by Lenders upon the occurrence of any of the following events, subject to the Program Terms Letter: (a) when such Collateral is lost, stolen or materially damaged and such loss or damage is the subject of an insurance claim payable to Agent as loss payee for the benefit of Lenders, (i) a portion of the principal amount of the Obligations with respect to such Collateral equal to such principal amount, minus the insurance claim amount (net of any applicable deductible) immediately after such loss or damage or after the determination of the claim amount or the deductible amount, as applicable, and (ii) the remaining principal amount of the Obligations with respect to such Collateral immediately upon the earlier of (A) receipt of any proceeds of such insurance (including, without limitation, receipt of any proceeds made payable to such Dealer and Agent jointly) or rejection or denial of such claim and (B) thirty (30) days (or such later date as Agent may agree in writing) after such loss or damage; (b) when such Collateral is lost, stolen or materially damaged and such loss or damage is not the subject of an insurance claim payable to Agent as loss payee for the benefit of Lenders, immediately after such loss or damage; (c) when Collateral is sold, transferred, rented, leased, consigned (unless Dealer has complied with Agent’s documentation requirements and Agent has consented in writing to such consignment arrangement), otherwise disposed of, or its payment term has matured, immediately upon the earlier of (i) Dealer’s receipt of the proceeds thereof, and (ii) seven (7) calendar days after such occurrence; and (d) when otherwise required under the terms of this Agreement.  In addition, each Dealer will pay Agent the required principal amount of the Obligations owed Lenders on each item of Collateral financed by Lenders in strict accordance with any curtailment schedule or other curtailment or repayment provisions for such Collateral as described in the Program Terms Letter.  The initial payment terms, curtailment terms and advance rates with respect to Dealers’ financing program hereunder are set forth in the Program Terms Letter.  Subsequent financing program terms, or changes to Dealers’ then current financing program terms, may be set forth in an amended Program Terms Letter executed by the parties thereto.  If a Dealer is required to make immediate payment to Agent of any past due obligation discovered during any Collateral review, or at any other time, Agent’s acceptance of such payment shall not be construed to have waived or amended the terms of its financing program.  Each Dealer will send all payments to Agent as directed.  Agent may apply: (1) payments to reduce finance charges first and then principal, regardless of a Dealer’s instructions; and (2) principal payments to the oldest (earliest) invoice for Collateral financed by Lenders, but, in any event, all principal payments, may, in Agent’s sole discretion, first be applied to such Collateral which is sold, lost, stolen, damaged, rented, leased, or otherwise disposed of or unaccounted for.  Any Vendor Credit granted to any Dealer for any Collateral will not reduce the Obligations Dealers owe Lenders until Agent has received payment therefor in cash.  Each Dealer will: (A) pay Agent even if any Collateral is defective or fails to conform to any warranties extended by any third party; and (B) indemnify and hold Agent and each Lender harmless against all claims and defenses asserted by any buyer of any Collateral.  Each payment under the Loan Documents shall be paid in U.S. dollars and without setoff, recoupment, counterclaim or deduction of any kind. Each Dealer waives all rights of setoff such Dealer may have against Agent or any Lender.  Any payment hereunder which would otherwise be due on a day which is not a Business Day, shall be due on the next succeeding Business Day, with such extension of time included in any calculation of applicable finance charges.  In addition to the other provisions of this Agreement, in order to adequately secure Dealers’

Third Amended and Restated Inventory Financing Agreement	15

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT.  COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

Obligations to Agent and Lenders, Dealers shall, at Agent’s request, immediately pay Agent the amount necessary to reduce the sum of outstanding advances hereunder to an amount which does not exceed the amount available to be borrowed pursuant to the provisions of the Program Terms Letter.

10.Calculation of Charges.

(a)Dealers shall pay fees, charges and interest (collectively, “Charges”) with respect to each advance in accordance with this Agreement and pursuant to the terms of the Program Terms Letter.  Dealers shall pay Agent its customary Charges for any check or other item which is returned unpaid to Agent.  Unless otherwise provided in this Agreement, the following additional provisions shall be applicable to Charges:  (i) any reference to “One month Libor” rate shall mean for any calendar month the “One month Libor” rate published in the “Money Rates” column of The Wall Street Journal on the first Business Day of such month; (ii) all Charges shall be paid by Dealers monthly pursuant to the terms of the billing statement in which such Charges appear; (iii) interest on each advance and principal amount of the Obligations related thereto shall be computed each calendar month on the sum of the daily balances thereof during such month divided by thirty (30) and (A) in the case where a monthly rate of interest is provided for, multiplied by the monthly rate provided for in this Agreement; or (B) in the case where an annual rate of interest is provided for, multiplied by one-twelfth of the annual rate provided for in this Agreement; or (C) in the case where a daily rate of interest is provided for, multiplied by such daily rate and multiplied by thirty (30); (iv) interest on an advance shall begin to accrue on the “Start Date” which shall be defined as the earlier of: (A) the invoice date referred to in the Vendor’s Invoice; or (B) the ship date referred to in the Vendor’s Invoice; or (C) the date any one or more Lenders make such advance; provided, however, if a Vendor fails to fully pay, by honoring or paying any Lender Credit or otherwise, the interest or other cost of financing such inventory during the period between the Start Date and the end of the Free Floor Period, then Dealers shall pay such interest to Agent  on behalf of Lenders on demand as if there were no Free Floor Period with respect to such inventory; (v) for the purpose of computing Charges, any payment will be credited pursuant to Agent’s payment recognition policy, as in effect from time to time; and (vi) advances or any part thereof not paid when due (and Charges not paid when due, at the option of Agent, shall become part of the principal amount of the Obligations and) shall bear interest at the Default Rate.

(b)Agent and Lenders intend to strictly conform to the usury laws governing this Agreement. Regardless of any provision contained herein, in any Transaction Statement, or in any other document, neither Agent nor any Lender shall ever be deemed to have contracted for, charged or be entitled to receive, collect or apply as interest, any amount in excess of the maximum amount allowed by applicable law.  If Agent or any Lender ever receives any amount which, if considered to be interest, would exceed the maximum amount permitted by law, Agent or such Lender will apply such excess amount to the reduction of the unpaid principal balance which any Dealer owes, and then will pay any remaining excess to such Dealer.  In determining whether the interest paid or payable exceeds the highest lawful rate, Dealers, Agent and each Lender shall, to the maximum extent permitted under applicable law, (1) characterize any non-principal payment (other than payments which are expressly designated as interest payments hereunder) as an expense or fee rather than as interest, (2) exclude voluntary pre-payments and the effect thereof, and (3) spread the total amount of interest throughout the entire term of this Agreement so that the interest rate is uniform throughout such term. Agent will recognize and credit payments made by check, ACH, federal wire, or other acceptable means, according to its payment recognition policies from time to time in effect, or as otherwise agreed.  Information regarding Agent payment recognition policies is available from Dealers’ Agent representative or the Agent website, or will be communicated pursuant to Section 11(b) of this Agreement.

11.Billing Statement/Fees; Right to Modify Charges and Other Terms.

(a)Agent will transmit or otherwise send to each Dealer a monthly billing statement identifying all charges due on such Dealer’s account pursuant to this Agreement.  The charges specified on each billing statement will be (1) due and payable no later than the fifteenth (15th) day of the month in which such billing statement is transmitted to or received by Dealer, and (2) an account stated, unless Agent receives a Dealer’s written objection thereto within fifteen (15) days after it is transmitted or otherwise sent to Dealers.  If Agent does not receive, by the 25th day of any given month, payment of all charges accrued to a Dealer’s account with any one or more Lenders during the immediately preceding month, Dealers will (to the extent allowed by law and if requested by Agent) pay Agent a late fee equal to the greater of five dollars ($5.00) or five percent (5%) of the amount of such charges (payment of such fee does not waive the default caused by the late payment).  Agent may adjust the billing statement at any time to conform to applicable law and this Agreement.

Third Amended and Restated Inventory Financing Agreement	16

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT.  COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

(b)Agent may charge one or more fees in connection with the servicing and administration of a Dealer’s account, for its own account as set forth herein and in the Program Terms Letter (and for the avoidance of doubt, Lenders other than CDF, in its capacity as Agent, shall have no interest in any such fees).

12.Default.  The occurrence of one or more of the following events shall constitute a default by Dealers (a “Default”):

(a)a Dealer shall either (1) fail to pay any principal amount of Obligations owed to Agent when due (without any grace period) or (2) fail to pay any interest or other Obligations owed to Agent within fifteen (15) days after the due date therefore;

(b)any representation made to Agent or any Lender by or on behalf of Dealers shall not be true when made;

(c)if a Dealer shall breach any covenant (other than any covenant contained in Section 6(c) of this Agreement), warranty or agreement in this Agreement or in any other Loan Document to or with Agent and/or any Lender and such breach shall not be cured within thirty (30) days after the earlier of (i) knowledge thereof by an officer of any Dealer and (ii) written notice of such breach is delivered by Agent to any Dealer; provided that, if such breach is subject to cure and Dealers are diligently pursuing cure by appropriate means at the end of such thirty (30) days, then Dealers shall have an additional thirty (30) days thereafter to complete the cure of such breach;

(d)Dealers shall breach any covenant contained in Section 6(c) of this Agreement as of the end of two (2) consecutive fiscal months or as of the end of more than two (2) months in any twelve (12) month period;

(e)a Dealer (including, if a Dealer is a partnership or limited liability company, any partner or member of a Dealer) shall become insolvent or generally fail to pay its debts as they become due or, if a business, shall cease to do business as a going concern other than mergers or consolidations permitted by Section 6(d)(iv) of this Agreement;

(f)any letter of credit provided by a Dealer to Agent with respect to any Obligations or Collateral shall terminate or not be renewed at least sixty (60) days prior to its stated expiration or maturity;

(g)a Dealer abandons any Collateral with an aggregate value exceeding five hundred thousand dollars ($500,000.00) in any twelve (12) month period;

(h)a Dealer shall make an assignment for the benefit of creditors, or commence a proceeding with respect to itself under any bankruptcy, reorganization, arrangement, insolvency, receivership, dissolution or liquidation statute or similar law of any jurisdiction, or any such proceeding shall be commenced against it or any of its property and such proceeding commenced against it or any of its property shall not be dismissed or otherwise discharged within sixty (60) days thereafter (an “Automatic Default”);

(i)an attachment, sale or seizure shall be issued or shall be executed against assets of any Dealer with a value exceeding five hundred thousand dollars ($500,000.00) in the aggregate in any twelve (12) month period;

(j)a Dealer shall file or authorize the filing of any correction or termination statement with respect to any Uniform Commercial Code (the “UCC”) filing made by Agent in connection herewith;

(k)any third party shall file any correction or termination statement with respect to any UCC filing made by Agent in connection herewith and Dealers shall fail to perfect Agent’s security interest in the Collateral and re-establish the first-priority thereof within thirty (30) days after the filing of such correction or termination statement;

(l)a material adverse change shall occur in the business, operations or financial condition of Dealers, taken as a whole;

Third Amended and Restated Inventory Financing Agreement	17

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT.  COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

(m)(i) a Dealer fails to make any payment in excess of [****] when due with respect to any Debt owed to any third party (including Lender Affiliates) of [****] or more in the aggregate and such failure shall continue after any applicable notice, grace or cure period therefor; or (ii) a default shall occur, or a Dealer shall give or receive notice of default, with respect to any Debt owed to any third party (including Lender Affiliates) of [****] or more in the aggregate and such default shall entitle such third party to declare such debt due and payable prior to its stated maturity or to exercise any other right or remedy or take any adverse action with respect thereto; or (iii) a default shall occur, or a Dealer shall give or receive notice of default, with respect to any Debt owed to any third party (including Lender Affiliates) of one million dollars ($1,000,000.00) or more in the aggregate and such third party shall have declared such Debt due and payable prior to its stated maturity or exercised any other right or remedy or taken any adverse action with respect thereto;

(n)any final judgment against any Dealer for the payment of one million dollars ($1,000,000.00) or more in excess of insurance, and such judgment shall remain unstayed and unpaid for over thirty (30) days; or

(o)any events shall occur which, but for the dollar thresholds set forth in this Section 12, would constitute Defaults hereunder and, in the aggregate, such events relate to asset values, Collateral values, or payments in excess of two million dollars ($2,000,000.00) in any twelve (12) month period.

13.Rights and Remedies Upon Default.

(a)Upon the occurrence of a Default, Agent, acting on behalf of Lenders pursuant to Section 21(a), shall have all rights and remedies of a secured party under the UCC as in effect in any applicable jurisdiction and other applicable law and all the rights and remedies set forth in this Agreement.  Upon the occurrence of a Default, Agent may, and at the direction of the Required Lenders shall:

(i)terminate any obligations Agent or any Lender has under this Agreement and any outstanding credit approvals immediately and/or declare any and all Obligations immediately due and payable without notice or demand;

(ii)exercise control over any Deposit Accounts (as defined in Article 9 of the Illinois Uniform Commercial Code) included in the Collateral and apply any balances on deposit therein to the Obligations in such order and amount as Agent may elect;

(iii)enter any premises of any one or more of Dealers, with or without process of law, without force, to search for, take possession of, and remove the Collateral, or any part thereof;

(iv) take possession of the Collateral or any part thereof on any one or more of Dealers’ premises and cause it to remain there at Dealers’ expense, pending sale or other disposition;

(v)apply the Default Rate, without regard to whether Agent has accelerated any Obligations, and without notice to Dealers.

Each Dealer waives notice of intent to accelerate, and of acceleration of any Obligations.  If Agent requests, each Dealer shall cease disposition of and shall assemble the Collateral and make it available to Agent, at Dealers’ expense, at a convenient place or places designated by Agent.  Each Dealer agrees that the sale of inventory by Agent to a Person who is liable to Agent under a guaranty, endorsement, repurchase agreement or the like shall not be deemed to be a transfer subject to UCC §9-618 or any similar provision of any other applicable law, and each Dealer waives any provision of such laws to that effect.  Each Dealer agrees that the repurchase of inventory by a Vendor pursuant to a repurchase agreement with Agent shall be a commercially reasonable method of disposition. Dealers shall be jointly and severally liable to Agent for any deficiency resulting from Agent’s disposition of any Collateral, including without limitation a repurchase by a Vendor, regardless of any subsequent disposition thereof.  No Dealer is a beneficiary of, nor has any right to require Agent to enforce, any repurchase agreement. Any notice of a disposition shall be deemed reasonably and properly given if given to a Dealer at least ten (10) days before such disposition.  If a Dealer fails to perform any of its obligations under this Agreement, Agent may perform the same in any form or manner Agent in its reasonable discretion deems necessary or desirable, and all monies paid by Agent in connection therewith shall be additional Obligations and shall be immediately due and payable without notice together with interest payable on demand at the Default Rate.  All of Agent’s rights and remedies shall be cumulative.  At Agent’s request, or without request in the event of an

Third Amended and Restated Inventory Financing Agreement	18

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT.  COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

Automatic Default, each Dealer shall pay all Vendor Credits to Agent as soon as the same are received for application to the Obligations.  Each Dealer authorizes Agent to collect such amounts directly from Vendors and, upon request of Agent, shall instruct Vendors to pay Agent directly.  Each Dealer irrevocably waives any requirement that Agent retain possession and not dispose of any Collateral until after an arbitration hearing, arbitration award, confirmation, trial or final judgment or appeal thereof.  During the continuation of a Default, Agent’s election to make or not make a Loan to a Dealer is solely at Agent’s discretion.

(b)All Collections received by Agent after acceleration, a Default (including, without limitation, a Payment Default or a Specified Default) or demand for payment of all of the Obligations, in connection with any workout of the Obligations including any forbearance arrangement, or after the initiation by or against any Dealer of a bankruptcy or other insolvency proceeding or other proceedings for collection of the Obligations, whether received pursuant to such demand or as a result of legal proceedings against any Dealer or through payment by or action against any other Person in any way liable for the Obligations, shall be applied, so far as the same will reach, in the following order:

(i)First, to the costs and expenses, including attorneys’ fees, incurred solely by Agent in effecting such recovery, in enforcing any right or remedy under the Loan Documents, or in any way related to the Loans, the Outstandings, the Loan Documents, this Agreement, the Future Advances, Open Approvals or Collections;

(ii)Second, to accrued interest, ratably in accordance with each Lender’s respective Ratable Share of such interest being calculated at the interests rates set forth in Section 2(a)(vi) hereof; and

(iii)Third, to unpaid principal, ratably in accordance with each Lender’s Ratable Share, subject to such Lender’s obligation to fund Loans made by Agent based upon financed Invoices related to Open Approvals.

14.Power of Attorney.  Each Dealer authorizes Agent to: (a) file financing statements describing Agent as “Secured Party,” such Dealer as “Debtor” and indicating the Collateral (including, without limitation, the indication of the Collateral as “all assets”); (b) authenticate, execute or endorse on behalf of such Dealer any instruments, chattel paper, certificates of title, manufacturer statements of origin, builder’s certificate, financing statements and amendments thereto, or other notices or records comprising or related to Collateral or evidencing financing under the Agreement or evidencing or maintaining the perfection of the security interest granted hereby, as attorney‑in‑fact for such Dealer; and (c) supply any omitted information and correct errors in any documents between Agent, such Dealer and, if applicable, Lenders.  This power of attorney and the other powers of attorney granted herein are irrevocable and coupled with an interest.

15.Collection and Other Costs.  Dealers shall pay to Agent, on behalf of itself and the other Lenders, on demand all reasonable attorneys’ fees and legal expenses and other costs and expenses incurred by Agent in connection with establishing, perfecting, maintaining perfection of, protecting and enforcing its Lien on the Collateral and collecting any Obligations, or in connection with the negotiation and execution of this Agreement and any modification thereof, any Default or in connection with any action or proceeding under any bankruptcy or insolvency laws or incurred pursuant to an arbitration proceeding involving a Dealer or any Collateral.  All fees, expenses, costs and other amounts described in this Section 15 shall constitute Obligations, shall be secured by the Collateral and interest shall accrue thereon at the Default Rate.

16.Information.  Each Dealer irrevocably authorizes Agent and each Lender to investigate and make inquiries in a commercially reasonable manner of former, current, or future creditors or other persons and credit bureaus regarding or relating to Dealers (including, to the extent permitted by law, any equity holders of any Dealer, unless the equity of such Dealer is publicly-traded on a recognized exchange).  Information requested to be provided by Dealer shall be requested through Agent and provided to Agent for distribution to Lenders.  Agent and each Lender may provide to any Lender Affiliate or any third parties any financial, credit or other information regarding Dealers that Agent or such Lender may at any time possess, whether such information was supplied by Dealers or otherwise obtained by such Agent or Lender, and such information shall be provided on a confidential basis to the extent it is otherwise confidential.  Further, each Dealer irrevocably authorizes and instructs any third parties (including without limitation, any Vendors or customers of Dealers) to provide to Agent any credit, financial or other information regarding Dealers that such third parties may at any time possess, whether such information was supplied by any Dealer to such third parties or otherwise obtained by such third parties.

Third Amended and Restated Inventory Financing Agreement	19

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT.  COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

17.Amendments and Waivers.

(a)No amendment or waiver of any provision of this Agreement, the Program Terms Letter or the [****], and no consent with respect to any departure by any Dealer therefrom, shall be effective unless the same shall be in writing and signed by Agent, Required Lenders (or by Agent with the consent of Required Lenders), and the Dealers, and then such waiver shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such waiver, amendment, or consent shall, unless in writing and signed by all the Lenders directly affected thereby (or by Agent with the consent of all the Lenders directly affected thereby), in addition to Agent and Required Lenders (or by Agent with the consent of Required Lenders) and the Dealers, do any of the following:

(i)increase or extend the Allocation of any Lender to make a Loan or otherwise finance any Collateral;

(ii)postpone or delay any date fixed for, or reduce or waive, any scheduled installment of principal or any payment of interest, fees or other amounts (other than principal) due to any one or more Lenders hereunder or under any Transaction Statement, or extend the term of this Agreement as set forth in Section 19 below;

(iii)reduce the principal of, or the rate of interest specified herein or the amount of interest payable in cash specified herein or in any Transaction Statement, or of any fees or other amounts payable hereunder or under any Transaction Statement;

(iv)change the definition of Required Lenders;

(v)amend any provision providing for consent or other action by all Lenders; or

(vi)discharge any Dealer from its respective payment Obligations, or release all or substantially all of the Collateral, except as otherwise may be provided in this Agreement;

it being agreed that all Lenders shall be deemed to be directly affected by an amendment or waiver of the type described in the preceding clauses (iv), (v) and (vi).

(b)If Agent desires to take any action described in this Section 17 requiring one or all Lender’s consent, Agent will furnish Lender with a written notice specifying the action to be taken.  If Lender declines to give its consent to any such action, it must notify Agent in writing of such fact within ten (10) Business Days thereafter.  If Lender fails to give such notice within such ten (10) Business Day period, its consent to such action shall be deemed to have been not given.

(c)No amendment, waiver or consent shall, unless in writing and signed by Agent, affect the rights or duties of Agent under this Agreement or any Transaction Statement.

18.Dealers’ Claims Against Vendors.  No Dealer will assert against Agent or any Lender any claim or defense such Dealer may have against any Vendor whether for breach of contract, warranty, misrepresentation, failure to ship, lack of authority, or otherwise, including without limitation claims or defenses based upon charge backs, credit memos, rebates, price protection payments or returns. Any such claims or defenses or other claims or defenses a Dealer may have against a Vendor shall not affect Dealers’ liabilities or obligations to Agent or Lenders.

19.Term and Termination.  Unless sooner terminated as provided in this Agreement, the term of this Agreement shall commence on the date hereof and continue until October 30, 2020 and, if Agent provides written notice to Dealers of Agent’s intent to renew the current term at least (ninety) 90 days prior to the end of the then current term, at Agent’s election, subject to Section 17(a)(ii) above, the term of this Agreement shall automatically renew for up to two successive one year periods thereafter.  Upon termination of this Agreement, all Obligations shall become immediately due and payable without notice or demand.  Upon any termination, Dealers shall remain fully and jointly and severally liable to each Lender for all Obligations owed to such Lender, including without limitation all fees, expenses and charges, arising prior to or after termination, and each Lender’s rights and remedies and security interest, if any, shall continue until all Obligations to such Lender hereunder are paid and all obligations of Dealers are performed in full.  All waivers and indemnifications in Agent’s and each Lender’s favor, and the agreement to arbitrate, set forth in this Agreement will survive any termination of this Agreement.

Third Amended and Restated Inventory Financing Agreement	20

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT.  COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

20.Assignments and Participations; Binding Effect.

(a)Binding Effect.  This Agreement shall become effective when it shall have been executed by the Dealers, Agent and the Lenders and when Agent shall have been notified by each Lender that such Lender has executed it.  Thereafter, it shall be binding upon and inure to the benefit of, but only to the benefit of Dealers, Agent and each Lender and, in each case, their respective successors and permitted assigns.  Except as expressly provided herein, no Dealer shall have the right to assign any rights or obligations hereunder or any interest herein.

(b)Right to Assign.  Each Lender may sell, transfer, negotiate or assign (a “Sale”) all or a portion of its rights and obligations hereunder (including all or a portion of its Allocation and its rights and obligations with respect to any Loan pursuant to any Loan Document) to (i) any existing Lender, (ii) any Affiliate of any existing Lender or (iii) any other Person (other than a Disqualified Person) approved in writing by Agent and a Dealer, which Dealer approval shall not be unreasonably withheld and shall be deemed to have been given if no Dealer provides a response to a request for approval within ten (10) Business Days after such request is sent (provided that no Dealer approval shall be required if any Default has occurred and is continuing); provided, however, that (w) for each Loan pursuant to this Agreement or any Loan Document, the aggregate outstanding principal amount (determined as of the effective date of the applicable assignment) of the Allocation subject to any such Sale shall be in a minimum amount of $5,000,000, unless such Sale is made to an existing Lender or an Affiliate of any existing Lender, is of the assignor’s (together with its Affiliates) entire interest in such facility or is made with the prior consent of Agent, (x) such Sales shall be effective only upon the acknowledgement in writing of such Sale by Agent, and (y) interest accrued prior to and through the date of any such Sale may not be assigned.  “Disqualified Person” means any business competitor of any Dealer that is in the same or similar line of business as any Dealer (other than the business of providing financial services) and such competitor has been identified as such in a writing by any Dealer delivered to Agent.  In addition, notwithstanding anything to the contrary contained in this Section 20, any Lender may disclose on a confidential basis any non-public information relating to its Loans to any prospective assignee, SPV or rating agency rating the obligations of such Lender.  Notwithstanding the foregoing, CDF, as Agent and/or a Lender, has the right to complete a Sale of all or any portion of its interest in the Loan and Loan Documents to any Person in connection with a sale or other transfer of all or a material portion of CDF’s business to a third party, without the consent of any Dealer or any Lender.

(c)Procedure.  The parties to each Sale made in reliance on clause (b) above (other than those described in clause (e) or (f) below) shall execute and deliver to Agent an Assignment via an electronic settlement system designated by Agent (or, if previously agreed with Agent, via a manual execution and delivery of the Assignment) evidencing such Sale, together with any existing Loan Document subject to such Sale, any tax forms required by the assignee to be delivered and payment of an assignment fee in the amount of $3,500 to Agent, unless waived or reduced by Agent; provided, that (i) if a Sale by a Lender is made to an Affiliate of such assigning Lender, then no assignment fee shall be due in connection with such Sale, and (ii) if a Sale by a Lender is made to an assignee that is not an Affiliate of such assignor Lender, and concurrently to one or more Affiliates of such assignee, then only one assignment fee of $3,500 shall be due in connection with such Sale (unless waived or reduced by Agent).  Upon receipt of all the foregoing, and conditioned upon such receipt and, if such Assignment is made in accordance with clause (iii) of subsection 20(b), upon Agent (and Dealers, if applicable) consenting to such Assignment, from and after the effective date specified in such Assignment, Agent shall record or cause the information contained in such Assignment to be recorded in a record of ownership kept by Agent.

(d)Effectiveness.  Subject to the recording of an Assignment by Agent in a record of ownership, (i) the assignee thereunder shall become a party hereto and, to the extent that rights and obligations under this Agreement and the applicable Transactions Statement have been assigned to such assignee pursuant to such Assignment, shall have the rights and obligations of a Lender and (ii) the assignor thereunder shall, to the extent that rights and obligations under this Agreement have been assigned by it pursuant to such Assignment, relinquish its rights (except for the payment in full of the Obligations) and be released from its obligations under this Agreement and the Transaction Statements, other than those relating to events or circumstances occurring prior to such assignment (and, in the case of an Assignment covering all or the remaining portion of an assigning Lender’s rights and obligations under the Loan Documents, such Lender shall cease to be a party hereto).

Third Amended and Restated Inventory Financing Agreement	21

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT.  COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

(e)Participants and Grant of Option to Fund to SPVs.  In addition to the other rights provided in this Section 20, each Lender may, (i) with notice to Agent, grant to an SPV the option to make all or any part of any Loan that such Lender would otherwise be required to make hereunder (and the exercise of such option by such SPV and the making of Loans pursuant thereto shall satisfy the obligation of such Lender to make such Loans hereunder) and such SPV may assign to such Lender the right to receive payment with respect to any Obligation and (ii) without notice to or consent from Agent or the Dealers, sell participations to one or more Persons in or to all or a portion of its rights and obligations under the Loan Documents; provided, however, that, whether as a result of any term of any Loan Document or of such grant or participation, (A) no such SPV or participant shall have a commitment, or be deemed to have made an offer to commit, to make Loans hereunder, and, except as provided in the applicable option agreement, none shall be liable for any obligation of such Lender hereunder, (B) such Lender’s rights and obligations, and the rights and obligations of the Dealers and other Lenders towards such Lender, under any Loan Document shall remain unchanged and each other party hereto shall continue to deal solely with such Lender, which shall remain the holder of the Obligations in any register maintained by Agent, except that each such SPV may receive other payments that would otherwise be made to such Lender with respect to Loans funded by such SPV to the extent provided in the applicable option agreement and set forth in a notice provided to Agent by such SPV and such Lender, provided, however, that in no case shall an SPV granted an option pursuant to this clause (e) or participant have the right to enforce any of the terms of any Loan Document, and (C) the consent of such SPV or participant shall not be required (either directly, as a restraint on such Lender’s ability to consent hereunder or otherwise) for any amendments, waivers or consents with respect to any Loan Document or to exercise or refrain from exercising any powers or rights such Lender may have under or in respect of the Loan Documents (including the right to enforce or direct enforcement of the Obligations), except for those described in clauses (ii), (iii) and (v) of Section 17(a) with respect to amounts, or dates fixed for payment of amounts, to which such participant would otherwise be entitled.

(f)Assignments to Affiliate SPVs.  In addition to the other rights provided elsewhere in this Section 20, each Lender that is an Affiliate of the Agent may, with notice to Agent in such form as shall be acceptable to the Agent (but without the consent of any Person and without compliance with any limitation or procedure specified in subsection 20(b) or 20(c)), sell, transfer, negotiate or assign all or any portion of its rights, title or interests hereunder with respect to any Loans or other Obligations (including any interest accrued or to accrue thereon) to an SPV that is an Affiliate of such Lender, and such SPV may thereafter, with notice to Agent, assign such Obligation to any other SPV that is an Affiliate of such Lender or re-assign all or a portion of its interests in any Obligations to the Lender holding the related Allocation.  Upon any assignment pursuant to this clause (f), any assignee SPV shall have all the rights of a Lender hereunder, including the right to receive all payments with respect to the assigned Obligations; provided, however, that, whether as a result of any term of any Loan Document or of such assignment, no such assignee SPV shall have a commitment, or be deemed to have made an offer to commit, to make Loans hereunder, and such Lender (and not such SPV) shall be liable for any obligation of such Lender to continue to make Loans hereunder.

(g)Agreements with Respect to SPVs. No party hereto shall institute against any SPV that funds or purchases any Obligation pursuant to clauses (e) or (f) any bankruptcy, reorganization, insolvency, liquidation or similar proceeding, prior to the date that is one year and one day after the payment in full of all outstanding indebtedness of such SPV; provided, however, that each Lender having designated an SPV as such agrees to indemnify each Indemnitee against any Liability that may be incurred by, or asserted against, such Indemnitee as a result of failing to institute such proceeding (including a failure to be reimbursed by such SPV for any such Liability).  The agreement in the preceding sentence shall survive the termination of the Loans and the payment in full of the Obligations.  In addition, notwithstanding anything to the contrary contained in this Section 20, any SPV may disclose on a confidential basis any non-public information relating to its Loans to any rating agency rating the obligations of such SPV.  For the avoidance of doubt, an SPV that is a securitization trust formed by or at the direction of a Lender or an Affiliate of a Lender, as depositor, shall be deemed to be an Affiliate of such Lender.

(h)Participant Register. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Dealers, maintain a register on which it enters the name and address of each participant and the principal amounts (and stated interest) of each participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any participant or any information relating to a participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person other than Agent except to the extent that such disclosure is necessary to establish that such commitment, loan, or other obligation is in registered form under Section 5f.103-1(c) of the

Third Amended and Restated Inventory Financing Agreement	22

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT.  COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

United States Treasury Regulations.  The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary.  For the avoidance of doubt, Agent shall have no responsibility for maintaining a Participant Register.

21.Agent

(a)Appointment and Duties.

(i)Each Lender hereby appoints CDF as Agent (together with any successor Agent pursuant to Section 21(i)) as Agent hereunder and authorizes Agent to (A) execute and deliver this Agreement and the other Loan Documents and accept delivery thereof on its behalf from any Dealer, (B) take such action on its behalf and to exercise all rights, powers and remedies and perform the duties as are expressly delegated to Agent under such Loan Documents and (C) exercise such powers as are incidental thereto.

(ii)Without limiting the generality of clause (i) above, Agent shall have the sole and exclusive right and authority (to the exclusion of the Lenders), and is hereby authorized, to (A) act as the disbursing and collecting agent for the Lenders with respect to all payments and collections arising in connection with any Loan Documents (including in bankruptcy, insolvency or similar proceeding), and each Person making any payment in connection with this Agreement or any other Loan Document is hereby authorized to make such payment to Agent, (B) file and prove claims and file other documents necessary or desirable to allow the claims of the Lenders with respect to any Obligation in any bankruptcy, insolvency or similar proceeding (but not to vote, consent or otherwise act on behalf of such Person), (C) act as collateral agent for each Lender for purposes of the perfection of all Liens created by such agreements and all other purposes stated therein, (D) manage, supervise and otherwise deal with the Collateral, (E) take such other action as is necessary or desirable to maintain the perfection and priority of the Liens created or purported to be created by this Agreement or the other Loan Documents, (F) except as may be otherwise specified in any Loan Document, exercise all remedies given to Agent and the other Lenders with respect to the Collateral, whether under the Loan Documents, applicable law or otherwise and (G) execute any amendment, consent or waiver under the Loan Documents on behalf of any Lender that has consented in writing to such amendment, consent or waiver; provided, however, that Agent hereby appoints, authorizes and directs each Lender to act as collateral sub-agent for Agent, the Lenders for purposes of the perfection of Liens with respect to any deposit account maintained by a Dealer with, and cash and cash equivalents held by, such Lender,  and may further authorize and direct the Lenders to take further actions as collateral sub-agents for purposes of enforcing such Liens or otherwise to transfer the Collateral subject thereto to Agent, and each Lender hereby agrees to take such further actions to the extent, and only to the extent, so authorized and directed.

(iii)Under this Agreement and the other Loan Documents, Agent (A) is acting solely on behalf of the Lenders , with duties that are entirely administrative in nature, notwithstanding the use of the defined term “Agent”, the terms “agent”, “Agent” and “collateral agent” and similar terms in any Loan Document to refer to Agent, which terms are used for title purposes only, (B) is not assuming any obligation under any Loan Document other than as expressly set forth therein or any role as agent, fiduciary or trustee of or for any Lender or any other Person and (C) shall have no implied functions, responsibilities, duties, obligations or other liabilities under any Loan Document, and each Lender, by accepting the benefits of the Loan Documents, hereby waives and agrees not to assert any claim against Agent based on the roles, duties and legal relationships expressly disclaimed in clauses (A) through (C) above.

(b)Binding Effect.  Each Lender, by accepting the benefits of this Agreement and the other Loan Documents, agrees that (i) any action taken by Agent in accordance with the provisions of the Loan Documents, (ii) any action taken by Agent in reliance upon the instructions of Lenders and (iii) the exercise by Agent or of the powers set forth herein or therein, together with such other powers as are incidental thereto, shall be authorized and binding upon all of the Lenders.

Third Amended and Restated Inventory Financing Agreement	23

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT.  COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

(c)Use of Discretion.

(i)Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby or by the other Loan Documents that Agent is required to exercise as directed in writing by the Lenders; provided, that Agent shall not be required to take any action that, in its opinion or the opinion of its counsel, may expose Agent to liability or that is contrary to any Loan Document or applicable law.

(ii)Agent shall not, except as expressly set forth herein and in the other Loan Documents, have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Dealer or Dealer Affiliate that is communicated to or obtained by Agent or any of its Affiliates in any capacity.

(iii)Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Lenders or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, Agent in accordance with the Loan Documents for the benefit of all the Lenders; provided that the foregoing shall not prohibit (A) Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as Agent) hereunder and under the other Loan Documents or (B) any Lender from filing proofs of claim or appearing and filing pleadings on its own behalf during the pendency of a proceeding relative to any Dealer under any bankruptcy or other debtor relief law; and provided further that if at any time there is no Person acting as Agent hereunder and under the other Loan Documents, then the Lenders shall have the rights otherwise ascribed to Agent under Section 13.

(d)Delegation of Rights and Duties. Agent may, upon any term or condition it specifies, delegate or exercise any of its rights, powers and remedies under, and delegate or perform any of its duties or any other action with respect to, any Loan Document by or through any trustee, co-agent, employee, attorney-in-fact and any other Person (including any Lender).  Any such Person shall benefit from this Section 21 to the extent provided by Agent.  For the avoidance of doubt, this provision is not intended to permit Agent to be replaced hereunder.

(e)Reliance and Liability.

(i)Agent may, without incurring any liability hereunder, (A) consult with any of its Related Persons (including advisors to, and accountants and experts engaged by, any Dealer) and (B) rely and act upon any document and information (including those transmitted by electronic transmission) and any telephone message or conversation, in each case believed by it to be genuine and transmitted, signed or otherwise authenticated by the appropriate parties.

(ii)None of Agent and its Affiliates shall be liable for any action taken or omitted to be taken by any of them under or in connection with any Loan Document, and each Lender and each Dealer hereby waive and shall not assert (and each Dealer shall cause each other Dealer to waive and agree not to assert) any right, claim or cause of action based thereon, except to the extent of liabilities resulting primarily from the gross negligence or willful misconduct of Agent or, as the case may be, such Related Person (each as determined in a final, non-appealable judgment by a court of competent jurisdiction) in connection with the duties expressly set forth herein.  Without limiting the foregoing, Agent:

(A)shall not be responsible or otherwise incur liability for any action or omission taken in reliance upon the instructions of the Lenders or for the actions or omissions of any of its Related Persons selected with reasonable care (other than employees, officers and directors of Agent, when acting on behalf of Agent);

(B)shall not be responsible to any Lender or other Person for the due execution, legality, validity, enforceability, effectiveness, genuineness, sufficiency or value of, or the attachment, perfection or priority of any Lien created or purported to be created under or in connection with, any Loan Document;

Third Amended and Restated Inventory Financing Agreement	24

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT.  COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

(C)makes no warranty or representation, and shall not be responsible, to any Lender or other Person for any statement, document, information, representation or warranty made or furnished by or on behalf of any Dealer or any Related Person of any Dealer in connection with any Loan Document or any transaction contemplated therein or any other document or information with respect to any Dealer, whether or not transmitted or (except for documents expressly required under any Loan Document to be transmitted to the Lenders) omitted to be transmitted by Agent, including as to completeness, accuracy, scope or adequacy thereof, or for the scope, nature or results of any due diligence performed by Agent in connection with the Loan Documents;

(D)shall not have any duty to ascertain or to inquire as to the performance or observance of any provision of any Loan Document, whether any condition set forth in any Loan Document is satisfied or waived, as to the financial condition of any Dealer or as to the existence or continuation or possible occurrence or continuation of any Default and shall not be deemed to have notice or knowledge of such occurrence or continuation unless it has received a notice from any Dealer, any Lender describing such Default clearly labeled “notice of default” (in which case Agent shall promptly give notice of such receipt to all Lenders);

For each of the items set forth in clauses (A) through (D) above, each Lender and each Dealer hereby waives and agrees not to assert (and each Dealer shall cause each other Dealer to waive and agree not to assert) any right, claim or cause of action it might have against Agent based thereon.

(iii)Each Lender (A) acknowledges that it has performed and will continue to perform its own diligence and has made and will continue to make its own independent investigation of the operations, financial conditions and affairs of the Lenders and (B) agrees that is shall not rely on any audit or other report provided by Agent or its Related Persons (an “Agent Report”).  Each Lender further acknowledges that any Agent Report (i) is provided to the Lenders solely as a courtesy, without consideration, and based upon the understanding that such Lender will not rely on such Agent Report, (ii) was prepared by Agent or its Related Persons based upon information provided by the Lenders solely for Agent’s own internal use, (iii) may not be complete and may not reflect all information and findings obtained by Agent or its Related Persons regarding the operations and condition of the Lenders.  Neither Agent nor any of its Related Persons makes any representations or warranties of any kind with respect to (i) any existing or proposed financing, (ii) the accuracy or completeness of the information contained in any Agent Report or in any related documentation, (iii) the scope or adequacy of Agent’s and its Related Persons’ due diligence, or the presence or absence of any errors or omissions contained in any Agent Report or in any related documentation, and (iv) any work performed by Agent or Agent’s Related Persons in connection with or using any Agent Report or any related documentation.

(iv)Neither Agent nor any of its Related Persons shall have any duties or obligations in connection with or as a result of any Lender receiving a copy of any Agent Report. Without limiting the generality of the forgoing, neither Agent nor any of its Related Persons shall have any responsibility for the accuracy or completeness of any Agent Report, or the appropriateness of any Agent Report for any Lender’s purposes, and shall have no duty or responsibility to correct or update any Agent Report or disclose to any Lender any other information not embodied in any Agent Report, including any supplemental information obtained after the date of any Agent Report.  Each Lender releases, and agrees that it will not assert, any claim against Agent or its Related Persons that in any way relates to any Agent Report or arises out of any Lender having access to any Agent Report or any discussion of its contents, and agrees to indemnify and hold harmless Agent and its Related Persons from all claims, liabilities and expenses relating to a breach by any Lender arising out of such Lender’s access to any Agent Report or any discussion of its contents.

Third Amended and Restated Inventory Financing Agreement	25

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT.  COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

(f)Agent Individually. Agent and its Affiliates may make loans and other extensions of credit to, acquire Stock of, engage in any kind of business with, any Dealer or Affiliate thereof as though it were not acting as Agent and may receive separate fees and other payments therefor.  To the extent Agent or any of its Affiliates makes any Loan or otherwise becomes a Lender hereunder, it shall have and may exercise the same rights and powers hereunder and shall be subject to the same obligations and liabilities as any other Lender and the term “Lender” and any similar terms shall, except where otherwise expressly provided in any Loan Document, include, without limitation, Agent or such Affiliate, as the case may be, in its individual capacity as Lender.

(g)Lender Credit Decision.  Each Lender acknowledges that it shall, independently and without reliance upon Agent, any Lender or any of their Related Persons or upon any document (including any offering and disclosure materials in connection with the syndication of the Loans) solely or in part because such document was transmitted by Agent or any of its Related Persons, conduct its own independent investigation of the financial condition and affairs of each Dealer and make and continue to make its own credit decisions in connection with entering into, and taking or not taking any action under, any Loan Document or with respect to any transaction contemplated in any Loan Document, in each case based on such documents and information as it shall deem appropriate.  Except for documents expressly required by any Loan Document to be transmitted by Agent to the Lenders, Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, property, financial and other condition or creditworthiness of any Dealer or any Affiliate of any Dealer that may come in to the possession of Agent or any of its Related Persons.

(h)Expenses; Indemnities; Withholding.

(i)Each Lender agrees to reimburse Agent and each of its Related Persons (to the extent not reimbursed by any Dealer) promptly upon demand, severally and ratably, for any costs and expenses (including fees, charges and disbursements of financial, legal and other advisors and other expenses paid in the name of, or on behalf of, any Dealer) that may be incurred by Agent or any of its Related Persons in connection with the preparation, syndication, execution, delivery, administration, modification, consent, waiver or enforcement of, or the taking of any other action (whether through negotiations, through any work-out, bankruptcy, restructuring or other legal or other proceeding (including, without limitation, preparation for and/or response to any subpoena or request for document production relating thereto) or otherwise) in respect of, or legal advice with respect to its rights or responsibilities under, any Loan Document.

(ii)Each Lender further agrees to indemnify Agent and each of its Related Persons (to the extent not reimbursed by any Dealer), severally and ratably, from and against Liabilities (including, to the extent not indemnified by Dealer pursuant to this Agreement or any other Loan Document, taxes, interests and penalties imposed for not properly withholding or backup withholding on payments made to or for the account of any Lender) that may be imposed on, incurred by or asserted against Agent or any of its Related Persons in any matter relating to or arising out of, in connection with or as a result of any Loan Document or any other act, event or transaction related, contemplated in or attendant to any such document, or, in each case, any action taken or omitted to be taken by Agent or any of its Related Persons under or with respect to any of the foregoing; provided, however, that no Lender shall be liable to Agent or any of its Related Persons to the extent such liability has resulted primarily from the gross negligence or willful misconduct of Agent or, as the case may be, such Related Person, as determined by a court of competent jurisdiction in a final non-appealable judgment or order.

(iii)To the extent required by any applicable law, Agent may withhold from any payment to any Lender under a Loan Document an amount equal to any applicable withholding tax.  If the IRS or any other Governmental Authority asserts a claim that Agent did not properly withhold tax from amounts paid to or for the account of any Lender (because the appropriate certification form was not delivered, was not properly executed, or fails to establish an exemption from, or reduction of, withholding tax with respect to a particular type of payment, or because such Lender failed to notify Agent or any other Person of a change in circumstances which rendered the exemption from, or reduction of, withholding tax ineffective, or for any other reason), or Agent reasonably determines that it was required to withhold taxes from a prior payment but failed to do so, such Lender shall promptly indemnify Agent fully for all amounts paid, directly or indirectly, by such Agent as tax or otherwise, including penalties and interest, and together with all expenses incurred by Agent, including legal expenses, allocated internal costs and out-of-pocket expenses. Agent may offset against any payment to any Lender under a Loan Document, any applicable withholding tax that was required to be withheld from any prior payment to such Lender but which was not so withheld, as well as any other amounts for which Agent is entitled to indemnification from such Lender pursuant to this Agreement or any other Loan Document.

Third Amended and Restated Inventory Financing Agreement	26

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT.  COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

(i)Release of Collateral or Guarantors.  Each Lender hereby consents to the release and hereby directs Agent to release (or, in the case of clause (ii) below, release or subordinate) any Lien held by Agent for the benefit of the Lenders against (i) any Collateral that is sold, transferred, conveyed or otherwise disposed of by a Dealer in a transaction permitted by the Loan Documents (including pursuant to a waiver or consent), (ii) any property subject to a Lien permitted as a “purchase money security interest” hereunder or under any other Loan Document, and (iii) all of the Collateral and all Lenders, upon (A) termination of this Agreement, (B) payment and satisfaction in full of all Loans and all other Obligations under the Loan Documents that Agent has theretofore been notified in writing by the holder of such Obligation are then due and payable, (C) deposit of cash collateral with respect to all contingent Obligations, in amounts and on terms and conditions and with parties satisfactory to Agent and each Lender that is, or may be, owed such Obligations (excluding contingent Obligations as to which no claim has been asserted) and (D) to the extent requested by Agent, receipt by Agent and the Lenders of liability releases from the Lenders each in form and substance acceptable to Agent.

22.Non-Funding Lenders; Replacement of Lenders.

(a)Non-Funding Lenders.

(i)Responsibility.  The failure of any Non-Funding Lender to make any Loan or any payment required by it under any Loan Document on the date specified therefor shall not relieve any other Lender (each such other Lender, an “Other Lender”) of its obligations to make such Loan or make any other such required payment on such date, and neither Agent nor, other than as expressly set forth herein, any Other Lender shall be responsible for the failure of any Non-Funding Lender to make a Loan or make any other required payment under any Loan Document.

(ii)Voting Rights.  Notwithstanding anything set forth herein to the contrary, a Non-Funding Lender shall not have any voting or consent rights under or with respect to any Loan Document or constitute a “Lender” (or be, or have its Loans included in the determination of “Required Lenders”) for any voting or consent rights under or with respect to any Loan Document, provided that (A)  the Allocation of a Non-Funding Lender may not be increased, extended or reinstated, (B) the principal of a Non-Funding Lender’s Loans may not be reduced or forgiven, and (C) the interest rate applicable to Obligations owing to a Non-Funding Lender may not be reduced in such a manner that by its terms affects such Non-Funding Lender more adversely than other Lenders, in each case without the consent of such Non-Funding Lender.

(iii)Payments to a Non-Funding Lender.  Agent shall be authorized to use all payments received by Agent for the benefit of any Non-Funding Lender pursuant to this Agreement to pay in full the Aggregate Excess Funding Amount to the appropriate Lenders.  Following such payment in full of the Aggregate Excess Funding Amount, Agent shall be entitled to hold such funds as cash collateral in a non-interest bearing account up to an amount equal to such Non-Funding Lender’s unfunded Allocation and to use such amount to pay such Non-Funding Lender’s funding obligations hereunder until the Obligations are paid in full in cash and this Agreement terminated.  Upon any such unfunded obligations owing by a Non-Funding Lender becoming due and payable, Agent shall be authorized to use such cash collateral to make such payment on behalf of such Non-Funding Lender.  With respect to such Non-Funding Lender’s failure to fund Loans, any amounts applied by Agent to satisfy such funding shortfalls shall be deemed to constitute a Loan and, if necessary to effectuate the foregoing, the proceeds of such Loans shall be applied to pay the unpaid principal of the Loans owing to the other Lenders until such time as the aggregate amount of the Loans are held by the Lenders in accordance with their Ratable Shares.  Any amounts owing by a Non-Funding Lender to Agent which are not paid when due shall accrue interest at the interest rate applicable during such period to the Loans. In the event that Agent is holding cash collateral of a Non-Funding Lender that cures pursuant to clause (iv) below or ceases to be a Non-Funding Lender pursuant to the definition of Non-Funding Lender, Agent shall return the unused portion of such cash collateral to such Lender.

(iv)Cure.  A Lender may cure its status as a Non-Funding Lender under clause (a) of the definition of Non-Funding Lender if such Lender (A) fully pays to Agent the Aggregate Excess Funding Amount, plus all interest due thereon and (B) timely funds the next Loan required to be funded by such Lender or makes the next reimbursement required to be made by such Lender.  Any such cure shall not relieve any Lender from liability for breaching its contractual obligations hereunder.

Third Amended and Restated Inventory Financing Agreement	27

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT.  COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

(v)Fees.  A Lender that is a Non-Funding Lender pursuant to clause (a) of the definition of Non-Funding Lender shall not earn and shall not be entitled to receive, and the Dealers shall not be required to pay, such Lender’s portion of the Unused Line Fee (set forth in the Program Terms Letter) during the time such Lender is a Non-Funding Lender pursuant to clause (a) thereof.

(b)Replacement of Lenders.  Within forty-five (45) days after any failure by any Lender other than Agent or an Affiliate of Agent to consent to a requested amendment, waiver or modification to any Loan Document in which Required Lenders have already consented to such amendment, waiver or modification but the consent of each Lender (or each Lender directly affected thereby, as applicable) is required with respect thereto, Dealers may, at their option, notify Agent and such non-consenting Lender of Dealers’ intention to obtain, at Dealers’ expense, a replacement Lender (“Replacement Lender”) for such non-consenting Lender, which Replacement Lender shall be reasonably satisfactory to Agent.  In the event the Dealers obtain a Replacement Lender within sixty (60) days following notice of its intention to do so, such non-consenting Lender shall sell and assign its Loans and remaining Allocation to such Replacement Lender, at par, provided that the Dealers have reimbursed such non-consenting Lender for its costs for which it is entitled to reimbursement under this Agreement through the date of such sale and assignment.  In the event that a replaced Lender does not execute an Assignment pursuant to Section 20(c) of this Agreement within five (5) Business Days after receipt by such replaced Lender of notice of replacement pursuant to this section and presentation to such replaced Lender of an Assignment evidencing an assignment pursuant to this section, the Dealers shall be entitled (but not obligated) to execute such an Assignment on behalf of such replaced Lender, and any such Assignment so executed by the Dealers, the Replacement Lender and Agent, shall be effective for purposes of this Section 22(b) and Section 20(c).  Upon any such Assignment and payment and compliance with the other provisions of Section 20(c), such replaced Lender shall no longer constitute a “Lender” for purposes hereof; provided, any rights of such replaced Lender to indemnification hereunder shall survive.

23.Notices.  Except as required by law or as otherwise provided herein, all notices or other communications to be given under the Agreement or under the UCC shall be in writing served either personally, by deposit with a reputable overnight courier with charges prepaid, or by deposit in the United States mail, first‑class postage prepaid or provided for, addressed, as applicable, to (a) Dealers at their chief executive offices shown below or to any office to which Agent sends billing statements, (b) to Agent at its address shown beneath its signature hereunder, to the attention of its Credit Department, (c) to any Lender at the address such Lender shall designate on the Loan Document, or (d) at such other address designated by such party by notice to the other.  Any such communication shall be deemed to have been given upon delivery in the case of personal delivery, one Business Day after deposit with an overnight courier or three (3) Business Days after deposit in the United States mail except that any notice of change of address shall not be effective until actually received.

24.Severability.  If any provision of this Agreement or its application is invalid or unenforceable, the remainder of this Agreement will not be impaired or affected and will remain binding and enforceable.

25.Receipt of Agreement.  Each Dealer acknowledges that it has received a true and complete copy of this Agreement.  Each Dealer has read and understands this Agreement. Notwithstanding anything herein to the contrary, Agent and each Lender may rely on any facsimile copy, electronic data transmission, or electronic data storage of: this Agreement, any Transaction Statement, billing statement, financing statement, authorization to pre-file financing statements, invoice from a Vendor, financial statements or other reports, which will be deemed an original, and the best evidence thereof for all purposes.

26.Acceptance by Agent.  If Agent is the sole Lender, Agent may accept this Agreement by issuance of an approval to a Vendor for the purchase of inventory by Dealers or by making an advance hereunder.

27.Miscellaneous. Time is of the essence regarding each Dealer’s performance of its obligations to Agent and Lenders.  Each Dealer’s liability to Agent and Lenders is direct and unconditional and will not be affected by the release or nonperfection of any security interest granted hereunder. Subject to the consent of each Lender, Agent may refrain from or postpone enforcement of this Agreement or any other agreements between Agent and a Dealer without prejudice, and the failure to strictly enforce these agreements will not create a course of dealing which waives, amends or modifies such agreements. Any waiver by Agent of a Default shall only be effective if approved by Lenders pursuant to Section 17(a) and transmitted to a Dealer in a writing signed by Agent.  The express terms of this Agreement will not be modified by any course of dealing, usage of trade, or custom of trade which may deviate from the terms hereof.  If a Dealer fails to pay any taxes, fees or other obligations which may materially impair Agent’s or any Lender’s interest in the Collateral, or fails to keep any Collateral insured, Agent, on behalf of itself and the other Lenders,  may, but shall not be required to, pay such amounts.  Such paid amounts will be: (a) additional Obligations which Dealers owe under this Agreement, which are subject to finance charges as provided herein and shall be secured by the Collateral; and (b) due and payable immediately in full upon demand to Dealers.  Section titles used herein are for convenience only, and do not define or limit the contents of any Section.  All words used herein shall be understood and construed to be of such number and gender as the circumstances may require.

Third Amended and Restated Inventory Financing Agreement	28

NOTE: PORTIONS OF THIS EXHIBIT INDICATED BY “[****]” ARE SUBJECT TO A CONFIDENTIAL TREATMENT REQUEST, AND HAVE BEEN OMITTED FROM THIS EXHIBIT.  COMPLETE, UNREDACTED COPIES OF THIS EXHIBIT HAVE BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AS PART OF THIS COMPANY’S CONFIDENTIAL TREATMENT REQUEST.

This Agreement may be validly executed in one or more multiple counterpart signature pages.  This Agreement shall be construed without presumption for or against any party who drafted all or any portion of this Agreement.  No modification of this Agreement shall bind Agent or Lenders unless in a writing signed by Agent and each Lender (or by Agent with the consent of each Lender) and transmitted to Dealers.  Among other symbols, Agent hereby adopts “Wells Fargo Commercial Distribution Finance, LLC,” “Wells Fargo Commercial Distribution Finance,” “WFCDF,” “CDF” or “Agent” as evidence of its intent to authenticate a record in its capacity as Agent.

28.List of Dealers.  The following persons are parties to this Agreement as Dealers:

DEALER NAME	TYPE OF ENTITY	JURISDICTION
MarineMax, Inc.	corporation	Florida
MarineMax East, Inc.	corporation	Delaware
MarineMax Services, Inc.	corporation	Delaware
MarineMax Northeast, LLC	limited liability company	Delaware
Boating Gear Center, LLC	limited liability company	Delaware
US Liquidators, LLC	limited liability company	Delaware
Newcoast Financial Services, LLC My Web Services, LLC MarineMax Charter Services, LLC [****]	limited liability company limited liability company limited liability company limited liability company	Delaware Delaware Delaware Florida

29.Limitation of Remedies and Damages.  In the event there is any dispute under this Agreement, the aggrieved party shall not be entitled to exemplary or punitive damages so that the aggrieved party’s remedy in connection with any action arising under or in any way related to this Agreement shall be limited to a breach of contract action and any damages in connection therewith are limited to actual and direct damages, except that Agent may seek equitable relief in connection with any judicial repossession of, or temporary restraining order with respect to, the Collateral.

30.BINDING ARBITRATION.

(a)Arbitrable Claims. Except as otherwise specified below, all actions, disputes, claims and controversies under common law, statutory law or in equity of any type or nature whatsoever, whether arising before or after the date of this Agreement, and whether directly or indirectly relating to: (i) this Agreement and/or any amendments and addenda hereto, or the breach, invalidity or termination hereof; (ii) any previous or subsequent agreement between Agent and any one or more Lenders and/or any one or more Dealers; (iii) any act committed by Agent or by any parent company, subsidiary or affiliated company of Agent (the “Agent Companies”), or by any employee, agent, officer or director of an Agent Company whether or not arising within the scope and course of employment or other contractual representation of the Agent Companies provided that such act arises under a relationship, transaction or dealing between and any one or more Lenders and/or any one or more Dealers; and/or (iv) any other relationship, transaction or dealing between or among Agent and any one or more Dealers (collectively the “Disputes”), will be subject to and resolved by binding arbitration.  Notwithstanding the foregoing, the parties agree that either party may pursue claims against the other that do not exceed Fifteen Thousand Dollars ($15,000.00) in the aggregate in a court of competent jurisdiction.  Service of arbitration claims shall be acceptable if made by U.S. mail or overnight delivery to the address for the party described herein.

(b)Administrative Body.  All arbitration hereunder will be conducted in accordance with the Commercial Arbitration Rules of either: (i) The American Arbitration Association (“AAA”); or (ii) United States Arbitration & Mediation (“USA&M”).  The party first filing an arbitration claim shall designate which arbitration forum and rules are to be applied for all disputes between the parties. The arbitration rules are currently found at www.adr.org for AAA, and at www.usam-midwest.com for USA&M. AAA claims may be filed in any AAA office.  Claims filed with USA&M shall be filed in its Midwest office located at 720 Olive Street, Suite 2020, St. Louis, Missouri 63101.  All arbitrator(s) selected will be attorneys with at least five (5) years secured transactions experience.  A panel of three arbitrators shall hear all claims exceeding One Million Dollars ($1,000,000.00), exclusive of interest, costs and attorneys’ fees.  The arbitrator(s) will decide if any inconsistency exists between the rules of the applicable arbitral forum and the arbitration provisions contained herein.  If such inconsistency exists, the arbitration provisions contained herein will control and supersede such rules.  The arbitrator shall follow the terms of this Agreement and the applicable law, including without limitation, the attorney-client privilege and the attorney work product doctrine.

Third Amended and Restated Inventory Financing Agreement	29

(c)Hearings.  Each party hereby consents to a documentary hearing for all arbitration claims by submitting the dispute to the arbitrator(s) by written briefs and affidavits, along with relevant documents. However, arbitration claims will be submitted by way of an oral hearing if any party requests an oral hearing within forty (40) days after service of the claim and that party remits the appropriate deposit for fees and arbitrator compensation within ten (10) days of making the request.    Each party agrees that failure to timely pay all fees and arbitrator compensation billed to the party requesting the oral hearing will be deemed such party’s consent to submitting the Dispute to the arbitrator on documents and such party’s waiver of its request for an oral hearing.  The site of all oral arbitration hearings will be in the Division of the Federal Judicial District in which the designated arbitration association maintains a regional office that is closest to Dealers.

(d)Discovery.  Discovery permitted in any arbitration proceeding commenced hereunder is limited as follows. No later than forty (40) days after the filing and service of a claim for arbitration, the parties in contested cases will exchange detailed statements setting forth the facts supporting the claim(s) and all defenses to be raised during the arbitration, and a list of all exhibits and witnesses. No later than twenty-one (21) days prior to the oral arbitration hearing, the parties will exchange a final list of all exhibits and all witnesses, including any designation of any expert witness(es) together with a summary of their testimony; a copy of all documents and a detailed description of any property to be introduced at the hearing. Under no circumstances will the use of interrogatories, requests for admission, requests for the production of documents or the taking of depositions be permitted. However, in the event of the designation of any expert witness(es), the following will occur: (i) all information and documents relied upon by the expert witness(es) will be delivered to the opposing party; (ii) the opposing party will be permitted to depose the expert witness(es); (iii) the opposing party will be permitted to designate rebuttal expert witness(es); and (iv) the arbitration hearing will be continued to the earliest possible date that enables the foregoing limited discovery to be accomplished.

(e)Exemplary or Punitive Damages.  The arbitrator(s) will not have the authority to award exemplary or punitive damages.

(f)Confidentiality of Awards.  All arbitration proceedings, including testimony or evidence at hearings, will be kept confidential, although any award or order rendered by the arbitrator(s) pursuant to the terms of this Agreement may be confirmed as a judgment or order in any state or federal court of competent jurisdiction within the federal judicial district which includes the residence of the party against whom such award or order was entered. This Agreement concerns transactions involving commerce among the several states. The Federal Arbitration Act, Title 9 U.S.C. Sections 1 et seq., as amended (“FAA”) will govern all arbitration(s) and confirmation proceedings hereunder.

(g)Prejudgment and Provisional Remedies.  Nothing herein will be construed to prevent Agent’s or a Dealer’s use of bankruptcy, receivership, injunction, repossession, replevin, claim and delivery, sequestration, seizure, attachment, foreclosure, and/or any other prejudgment or provisional action or remedy relating to any Collateral for any current or future debt owed by either party to the other. Any such action or remedy will not waive Agent’s or a Dealer’s right to compel arbitration of any Dispute.

(h)Attorneys’ Fees.  If either a Dealer or Agent brings any other action for judicial relief with respect to any Dispute (other than those set forth in Sections 30(a) or 30(g) of this Agreement), the party bringing such action will be liable for and immediately pay all of the other party’s costs and expenses (including attorneys’ fees) incurred to stay or dismiss such action and remove or refer such Dispute to arbitration. If either a Dealer or Agent brings or appeals an action to vacate or modify an arbitration award and such party does not prevail, such party will pay all costs and expenses, including attorneys’ fees, incurred by the other party in defending such action.  Additionally, if a Dealer sues Agent or institutes any arbitration claim or counterclaim against Agent in which Agent is the prevailing party, Dealers will pay all costs and expenses (including attorneys’ fees) incurred by Agent in the course of defending such action or proceeding.

Third Amended and Restated Inventory Financing Agreement	30

(i)Limitations.  Any arbitration proceeding must be instituted: (i) with respect to any Dispute for the collection of any debt owed by either party to the other, within two (2) years after the date the last payment by or on behalf of the payor was received and applied in respect of such debt by the payee; and (ii) with respect to any other Dispute, within two (2) years after the date the incident giving rise thereto occurred, whether or not any damage was sustained or capable of ascertainment or either party knew of such incident.  Failure to institute an arbitration proceeding within such period will constitute an absolute bar and waiver to the institution of any proceeding, whether arbitration or a court proceeding, with respect to such Dispute.  Notwithstanding the foregoing, this limitations provision will be suspended temporarily as of the date any of the following events occur and will not resume until the date following the date either party is no longer subject to (A) bankruptcy, (B) receivership, (C) any proceeding regarding an assignment for the benefit of creditors, or (D) any legal proceeding, civil or criminal, which prohibits either party from foreclosing any interest it might have in the collateral of the other party.

(j)Survival After Termination.  The agreement to arbitrate will survive the termination of this Agreement.

31.Multiple Dealers; Joint and Several Liability; Designation of Authorized Representatives.

(a)All Loans and advances by Lenders to any Dealer and all other Obligations of any Dealer shall constitute one general obligation of all of the Dealers. Notwithstanding anything herein to the contrary, the Dealers shall be primarily and jointly and severally liable for all Obligations of any Dealer under this Agreement and any other Loan Document. Notwithstanding the foregoing, if and to the extent a Dealer is deemed to be a guarantor of another Dealer hereunder, such Dealer’s liability for any credit extended to or for the benefit of such other Dealer shall be deemed to be a guaranty of payment and performance, and not merely a guaranty of collection. To the fullest extent permitted by law, each Dealer hereby waives promptness, diligence, notice of acceptance, and any other notices of any nature whatsoever with respect to any of the Obligations, and any requirement that Agent protect, secure, perfect or insure any security interest or lien or any property subject thereto or exhaust any right or take any action against any other Dealer, any other Person or any Collateral. Each Dealer agrees that any rights of subrogation, indemnification, reimbursement or any similar rights it may have against any other Dealer with respect to its liability hereunder or otherwise, whether such rights arise under an express or implied contract or by operation of law, shall be subject, junior and subordinate in all respect to all Obligations of such Dealer under this Agreement and any other Loan Document and that the enforcement of such rights shall be stayed until such time as the Dealers shall have indefeasibly paid in full all of the Obligations and neither Agent nor any Lender shall be under any duty to make a Loan to or for the benefit of any Dealer. The liability of each Dealer shall be absolute and unconditional irrespective of (i) any change in the time, manner or place of payment of, or in any other term of, any of the Obligations, or any other amendment or waiver of or any consent to departure from this Agreement or any other agreement between or among Agent, Dealers and, if applicable, Lenders (ii) any exchange, release or non-perfection of any Collateral or any release or amendment or waiver of or consent to departure from any other guaranty or any release of any guarantor or any other Person liable in whole or in part for all or any of the Obligations, (iii) the disallowance or avoidance of all or any portion the claim(s) of Agent or any Lender for repayment of the Obligations of any guarantor to Agent or any interest of Agent or any Lender in any security for such Obligations, or (iv) any other circumstance which might otherwise constitute a defense available to, or discharge of, a Dealer or a guarantor or any other surety.

(b)Each Dealer (each, a “Principal”) hereby appoints each other Dealer (each, a “Dealer Representative”) as the Principal’s agent and attorney-in-fact (1) to take any action, (2) to execute any document or instrument, (3) to consent or agree to any amendment or other modification of this Agreement and/or any other agreements between or among any one or more of the Dealers and Lender and/or any waiver of or departure from any of the terms hereof or thereof, (4) to perform any Obligation of the Principal, and (5) to give or receive any notice by or to any Dealer hereunder or thereunder; and in each case without regard to whether any such action is done in the name of a Dealer Representative or a Principal and, if done in the name of a Dealer Representative, without regard to whether such Dealer Representative’s capacity as agent or attorney-in-fact is so designated. Without limiting the generality of the foregoing, an Dealer Representative may request extensions of credit to or on behalf of any one or more of the Dealers and/or incur any other Obligations for the account of any one or more of the Dealers, and in any such event all of the Dealers shall be fully and jointly and severally bound by and liable for the actions of such Dealer Representative. Lender shall be entitled to rely absolutely and without duty of inquiry or investigation upon any agreement, request, communication or other notice given by a Dealer Representative under this Agreement and/or any other agreements between or among any one or more of the Dealers and Lender (including without limitation, any request by a Dealer Representative to make credit extensions to or on behalf of itself and/or any one or more other Dealers) until three (3) Business Days after Lender shall have received written notice from each Principal of the revocation of this agency and power of attorney, which revocation shall constitute a Default.

Third Amended and Restated Inventory Financing Agreement	31

(c)Each Dealer hereby authorizes any officer (and the Cash Manager and Treasury Manager in connection with (i) remittances to and from the [****], and (ii) requests pre-owned inventory advances pursuant to Section 2(b) of this Agreement) to act on behalf of such Dealer in connection with this Agreement, the certificates and documents contemplated hereby, and the transactions referenced herein and therein.  Agent and each Lender shall be entitled to rely absolutely and without duty of inquiry or investigation upon any agreement, request, communication or other notice given by such authorized persons under this Agreement and/or any other agreements between or among any one or more of the Dealers and Agent (including without limitation, any request by such authorized representative to make credit extensions to or on behalf of such Dealer) until three (3) Business Days after Agent shall have received written notice from such Dealer of the revocation of such Person’s authority and the identity of each additional Person authorized to act on behalf of such Dealer thereafter.

32.Governing Law.  This Agreement and all agreements between or among Agent and any one or more Lenders and/or any one or more Dealers have been substantially negotiated and will be substantially performed in the state of Illinois. All Disputes will be governed by, and construed in accordance with, the laws of such state, except to the extent inconsistent with the provisions of the FAA, which will control and govern all arbitration proceedings hereunder.

33.INVALIDITY/UNENFORCEABILITY OF BINDING ARBITRATION. IF THIS AGREEMENT IS FOUND TO BE NOT SUBJECT TO ARBITRATION, ANY LEGAL PROCEEDING WITH RESPECT TO ANY DISPUTE WILL BE TRIED IN A COURT OF COMPETENT JURISDICTION BY A JUDGE WITHOUT A JURY.  DEALERS AND AGENT WAIVE ANY RIGHT TO A JURY TRIAL IN ANY SUCH PROCEEDING.  SIMILARLY, IF THIS AGREEMENT OR A PARTICULAR DISPUTE HEREUNDER IS NOT SUBJECT TO ARBITRATION, DEALERS HEREBY CONSENT TO THE JURISDICTION OF ANY LOCAL, STATE OR FEDERAL COURT LOCATED WITHIN ILLINOIS AND WAIVE ANY OBJECTION WHICH DEALERS MAY HAVE BASED ON IMPROPER VENUE OR FORUM NON CONVENIENS TO THE CONDUCT OF ANY ACTION OR PROCEEDING IN ANY SUCH COURT.

Third Amended and Restated Inventory Financing Agreement	32

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Third Amended and Restated Inventory Financing Agreement	33

THIS CONTRACT CONTAINS BINDING ARBITRATION,

JURY WAIVER AND PUNITIVE DAMAGE WAIVER PROVISIONS.

DATED AS OF THE DATE FIRST ABOVE WRITTEN

MARINEMAX, INC., a Florida corporation

By:	/s/ Michael H. McLamb
Print Name:	Michael H. McLamb
Title:	Executive Vice President, Chief Financial Officer, Secretary
Tax ID:	59-3496957
Org. ID (if any): 2849981 8100
Chief Executive Office and Principal Place of Business:		2600 McCormick Drive
Clearwater, FL 33759
MARINEMAX EAST, INC., a Delaware corporation

By:	/s/ Michael H. McLamb
Print Name:	Michael H. McLamb
Title:	President, Secretary, Treasurer
Tax ID:	94-3382331
Org. ID (if any): 3332179 8100
Chief Executive Office and Principal Place of Business:		2600 McCormick Drive
Clearwater, FL 33759

MARINEMAX SERVICES, INC., a Delaware corporation

By:	/s/ Michael H. McLamb
Print Name:	Michael H. McLamb
Title:	Vice President, Secretary, Treasurer
Tax ID:	74-2979572
Org. ID (if any): 3331764 8100
Chief Executive Office and Principal Place of Business:		2600 McCormick Drive
Clearwater, FL 33759

Signature Page to

Third Amended and Restated Inventory Financing Agreement

MARINEMAX NORTHEAST, LLC, a Delaware limited liability company By: MARINEMAX EAST, INC. the sole member of MarineMax Northeast, LLC

By:	/s/ Michael H. McLamb
Print Name:	Michael H. McLamb
Title:	President, Secretary, Treasurer
Tax ID:	26-0668571
Org. ID (if any): 4402087 8100
Chief Executive Office and Principal Place of Business:		2600 McCormick Drive
Clearwater, FL 33759
BOATING GEAR CENTER, LLC, a Delaware limited liability company
By: MARINEMAX EAST, INC., the sole member of Boating Gear Center, LLC

By:	/s/ Michael H. McLamb
Print Name:	Michael H. McLamb
Title:	President, Secretary, Treasurer
Tax ID:	20-2113374
Org. ID (if any): 3908460 8100
Chief Executive Office and Principal Place of Business:		2600 McCormick Drive
Clearwater, FL 33759
US LIQUIDATORS, LLC
a Delaware limited liability company By: MARINEMAX, INC. the sole member of US Liquidators, LLC
By:	/s/ Michael H. McLamb
Print Name:	Michael H. McLamb
Title:	Executive Vice President, Chief Financial Officer, Secretary
Tax ID:	20-5817473
Org. ID (if any): 4242668 8100
Chief Executive Office and Principal Place of Business:		2600 McCormick Drive
Clearwater, FL 33759

MY WEB SERVICES, LLC,

a Delaware limited liability company

By: MARINEMAX EAST, INC., the sole member of My Web Services, LLC

By:	/s/ Michael H. McLamb
Print Name:	Michael H. McLamb
Title:	President, Secretary and Treasurer
Tax ID:	27-4689836
Org. ID (if any): 4933499
Chief Executive Office and Principal Place of Business:		2600 McCormick Drive
Clearwater, FL 33759

Signature Page to

Third Amended and Restated Inventory Financing Agreement

MARINEMAX CHARTER SERVICES, LLC,

a Delaware limited liability company

By: MARINEMAX EAST, INC., the sole member of MarineMax Charter Services, LLC

By:	/s/ Michael H. McLamb
Print Name:	Michael H. McLamb
Title:	President, Secretary, Treasurer
Tax ID:	45-3265782
Org. ID (if any): 5037331
Chief Executive Office and Principal Place of Business:		2600 McCormick Drive
Clearwater, FL 33759

NEWCOAST FINANCIAL SERVICES, LLC,
a Delaware limited liability company By: MARINEMAX EAST, INC. the sole member of Newcoast Financial Services, Inc.
By:	/s/ Michael H. McLamb
Print Name:	Michael H. McLamb
Title:	President, Secretary, Treasurer
Tax ID:	59-3529057
Org. ID (if any): 2920730 8100
Chief Executive Office and Principal Place of Business:		2600 McCormick Drive
Clearwater, FL 33759

[****]

a Florida limited liability company

By: MY WEB SERVICES, LLC,

the sole member of [****]

By: MARINEMAX EAST, INC., the sole member of My Web Services, LLC

By:	/s/ Michael H. McLamb
Print Name:	Michael H. McLamb
Title:	President, Secretary and Treasurer
Tax ID:	27-4689836
Org. ID (if any): 4933499
Chief Executive Office and Principal Place of Business:		2600 McCormick Drive
Clearwater, FL 33759

Signature Page to

Third Amended and Restated Inventory Financing Agreement

AGENT AND LENDER:

WELLS FARGO COMMERCIAL DISTRIBUTION FINANCE, LLC

By:	/s/ Pamela Holm
Print Name:	Pamela Holm
Title:	Duly Authorized Signatory

LENDERS:

BANK OF THE WEST, INC.

By:	/s/ Silvia Boulger
Print Name:	Silvia Boulger
Title:	Vice President
M&T BANK

By:	/s/ Brendan Kelly
Print Name:	Brendan Kelly
Title:	VP

BRANCH BANKING & TRUST COMPANY
By:	/s/ T.J. Lockwood
Print Name:	T.J. Lockwood
Title:	Senior Vice President

Signature Page to

Third Amended and Restated Inventory Financing Agreement

Exhibit A

Existing Vendors

Vendor	Brand	Restrictions
Azimut Benetti Group	AZIMUT and ATLANTIS
Pontoon Boat, LLC	BENNINGTON
Brunswick Corporation or affiliates thereof	BOSTON WHALER
Crest Marine, LLC	CREST
Grady-White Boats, Inc.	GRADY-WHITE
Brunswick Corporation or affiliates thereof	HARRIS FLOTEBOTE
Tracker Marine, L.L.C.	MAKO and BASS TRACKER
Brunswick Corporation or affiliates thereof	MERCURY
Brunswick Corporation or affiliates thereof	MERIDIAN
Seminole Marine, Inc.	SAILFISH
Rec Boat Holdings, LLC	SCARAB
Scout Boats, Inc.	SCOUT
Sea Hunt Boat Manufacturing Company, Inc.	SEA HUNT
[****]	[****]	[****]
Brunswick Corporation or affiliates thereof	SEA RAY
Nautique Boat Company, Inc.	SKI NAUTIQUE
Fineline Industries, LLC	SKI SUPREME
Sportsman Boats Manufacturing, Inc.	SPORTSMAN

Trailer Vendors
EZ Loader Boat Trailers, Inc. EZ Loader Custom Boat Trailers, Inc.	EZ LOADER
Knight Bros., Inc.	HERITAGE
Karavan Trailers, Inc.	KARAVAN
Magic Tilt Trailers Inc.	MAGIC TILT
McClain Trailers, Inc.	MCCLAIN
Northeast Marine Industries, Inc.	NORTHEAST
Roadrunner Trailers of Texas, Inc.	ROADRUNNER TRAILER
Lippert Components, Inc.	ZIEMAN
BoatMate Trailers, LLC	BOATMATE
Heritage Trailers, LLC	HERITAGE
Load Rite Trailers, LLC	LOADRITE
Marine Master Trailers, LLC	MARINE MASTER
Phoenix Trailers, LLC	PHOENIX
Ram-Lin Custom Trailers, Inc.	RAM-LIN

Third Amended and Restated Inventory Financing Agreement	B-1

Exhibit B

Existing Liens

Debtor	Secured Party	Lease or Collateral Description	Jurisdiction	Amount of Indebtedness	Filing Date	Financing Statement Number
MarineMax, Inc.	Saxon Business Services	Equipment financed by Saxon Business Systems under Lease Agmt. No. 7738338-001	Delaware	N/A – Precautionary filing	10/01/2012	23770015
MarineMax, Inc.	IKON Financing Services	Equipment leased in Master Lease No. 1010158ML	Delaware	N/A – Precautionary filing	12/16/2014	45103445
MarineMax, Inc.	IKON Financing Services	Equipment leased in Master Lease No. 1010158ML	Delaware	N/A – Precautionary filing	12/17/2014	45120308
MarineMax East, Inc.	Sea Ray Division of Brunswick Corporation	2014 Sea Ray 510FIY Hull # 502 Hin # SERP8208K314	Delaware	$720,000.00	10/06/16	2016 6143091

Third Amended and Restated Inventory Financing Agreement	B-2

Exhibit C

Permitted Locations

Location Name	Lot Code	Address Line 1	City	State	Zip Code	Phone Numbers
MarineMax Gulf Shores Parkway	OB	3829 Gulf Shores Parkway	Gulf Shores	AL	36542	251-981-1113
MarineMax San Diego	SDG	2450 Shelter Island Drive, Suite A	San Diego	CA	92106	619-294-2628
MarineMax Norwalk	CT1	130 Water Street	Norwalk	CT	06854	888-254-1796
MarineMax Connecticut	CT2	627 Boston Post Road	Westbrook	CT	06498	860-399-5581
MarineMax Brevard (Cocoa)	BVD	1410 King Street	Cocoa	FL	32922	321-636-3142
MarineMax Sarasota Retail Sales	CIT	1601 Ken Thompson Parkway	Sarasota	FL	34236	941-388-4411
MarineMax Clearwater	CW	18025 US 19 North	Clearwater	FL	33764	727-536-2628
MarineMax Jacksonville Beach	FL3	2079 Beach Boulevard	Jacksonville Beach	FL	32250	904-338-9970
MarineMax Panama City	FL7	3605 Thomas Drive	Panama City Beach	FL	32408	850-234-6533
MarineMax Ft Myers	FT	14070 McGregor Boulevard	Fort Myers	FL	33919	239-481-8200
MarineMax Ft Myers	FT	14030 McGregor Boulevard	Fort Myers	FL	33919	239-454-2628
MarineMax Ft Lauderdale	HAT	2301 SE 17th Street, Pier 66 Marina	Fort Lauderdale	FL	33316	954-779-1905
MarineMax Pensacola	KM	1901 Cypress Street	Pensacola	FL	32502	850-477-1112
MarineMax Miami	MIA	700 NE 79th Street	Miami	FL	33138	305-758-5786
MarineMax - Miami Service	MIA	840 NE 78th Street	Miami	FL	33138	305-758-5786
Corporate Headquarters	MM	2600 McCormick Drive, Suite 200	Clearwater	FL	33759	727-531-1700
MarineMax St Petersburg Yacht and Service Center	MYSC	6810 Gulfport Boulevard	South Pasadena	FL	33707	727-343-6520
MarineMax Dania Beach	MYSD	490 Taylor Lane	Dania Beach	Fl	33004	954-926-0309
MarineMax Naples Retail Sales	NAP	1146 6th Avenue South	Naples	FL	34102	239-262-1000
MarineMax Palm Beach	NPB	2385 PGA Boulevard	Palm Beach Gardens	FL	33410	561-694-5815
MarineMax of Orlando	OLN	455 S Lake Destiny Road	Orlando	FL	32810	407-660-2628
MarineMax Ocean Reef	ORC	2 Fishing Village Drive	Key Largo	FL	33037	305-367-3969
MarineMax Cape Haze (Palm Island)	PMI	7090 Placida Road	Cape Haze	FL	33946	941-697-2161
MarineMax Pompano Beach Retail Sales	POM	700 South Federal Highway	Pompano Beach	FL	33062	954-783-9555
MarineMax Pompano Yacht Center	PYC	750 South Federal Highway	Pompano Beach	FL	33062	954-618-0440
MarineMax Stuart Sales and Service	STU	2370 SW Palm City Road	Stuart	FL	34994	772-287-4495
MarineMax Venice Retail Sales	VEN	1485 S Tamiami Trail	Venice	FL	34285	941-485-3388
MarineMax Cumming	SM2	1860 Bald Ridge Marine Road	Cumming	GA	30041	770-781-9370
MarineMax Buford	SM7	5800 Lanier Islands Parkway	Buford	GA	30518	770-614-6968
MarineMax Boston	NE1	24-R Ericsson Street	Boston	MA	02122	617-288-1000
MarineMax Danvers	NE2	10 Hutchinson Drive	Danvers	MA	01923	781-395-0050

Third Amended and Restated Inventory Financing Agreement	C-1

MarineMax Hingham	NE4	335 Lincoln Street	Hingham	MA	02043	781-875-3619
MarineMax at Bay Bridge Marina	MD3	357 Pier One Road	Stevensville	MD	21666	410-827-7371
MarineMax Baltimore Yacht Sales and Service Center	MD4	1800 S Clinton Street	Baltimore	MD	21224	410-732-1260
MarineMax Bayport	CMB	200 Fifth Avenue South	Bayport	MN	55003	651-351-9621
MarineMax Rogers	CMR	20300 County Road 81, PO Box 250	Rogers	MN	55374	763-428-4126
MarineMax Excelsior	CMZ	141 Minnetonka Boulevard	Excelsior	MN	55331	952-346-4857
MarineMax Branson	KIC	611 Rock Lane	Branson	MO	65616	417-739-2500
MarineMax Lake Ozark	LOZ	3070 Bagnell Dam Boulevard	Lake Ozark	MO	65049	573-365-5382
MarineMax Osage Beach	MCP	4543 Osage Beach Parkway	Osage Beach	MO	65065	573-348-1299
MarineMax Laurie	MO1	506 N Main Street	Laurie	MO	65037	573-480-6235
MarineMax Southport Marina	NC6	606 West Street, Suite 107	Southport	NC	28461	201-515-4122
MarineMax Wrightsville Beach	SB	130 Short Street	Wrightsville Beach	NC	28480	910-256-8100
MarineMax Brick	BNJ	1500 Riverside Dr.	Brick	NJ	08724	732-840-2100
MarineMax Lake Hopatcong	HOP	134 Espanong Road	Lake Hopatcong	NJ	07849	973-663-2045
MarineMax Brant Beach Service	MBB	20 W 44th Street	Brant Beach	NJ	08008	609-494-2838
MarineMax Ship Bottom	MLB	214 W 9th Street	Ship Bottom	NJ	08008	609-494-2102
MarineMax Mays Landing Service	MML	1201 Somers Point, Route 559	Egg Harbor	NJ	08234	609-625-1099
MarineMax Somers Point	MSP	600 Bay Avenue	Somers Point	NJ	08244	609-926-0600
MarineMax Monmouth Beach	CHE	33 West Street	Mounmouth Beach	NJ	7750	732-874-7196
MarineMax Lindenhurst Marina and Yacht Center	NY1	846 S Wellwood Avenue	Lindenhurst	NY	11757	631-957-5900
MarineMax Copiague	NY4	750 Merrick Road	Copiague	NY	11726	631-842-5900
MarineMax Huntington	NY5	155 West Shore Road	Huntington	NY	11743	631-424-2710
MarineMax Manhattan	NY6	Chelsea Piers, Pier 59, 23rd Street and the Hudson River	New York	NY	10011	212-336-7873
MarineMax Catawba Island	TCM	1991 NE Catawba Road	Port Clinton	OH	43452	419-797-4492
MarineMax Grand Lake	GLC	451107 E 320 Road	Afton	OK	74331	918-782-3277
MarineMax Wakefield	NE3	362 Pond Street	Wakefield	RI	02879	781-875-3619
MarineMax Newport	RI1	10 Bowen’s Wharf	Newport	RI	02840	401-849-2243
MarineMax Rhode Island	RI2	1 Masthead Drive	Warwick	RI	02886	410-886-7899
MarineMax Lewisville/Dallas	DAL	1490 N Stemmons Freeway	Lewisville	TX	75067	972-436-9979
MarineMax Lewisville Yachts and Service	LLV	1481 E Hill Park Road	Lewisville	TX	75056	972-436-9979
MarineMax Lake Texoma	LTX	120 Texoma Harbor Drive	Pottsboro	TX	75076	972-436-9979
MarineMax Seabrook	NAS	3001 NASA Parkway	Seabrook	TX	77586	281-326-4224

Third Amended and Restated Inventory Financing Agreement	C-2

MarineMax Lake Conroe	SSH	17442 Texas Route 105	Montgomery	TX	77356	936-228-4165
MarineMax Lake Wylie	HM2	310 Blucher Circle	Lake Wylie	SC	29710	803-831-2101
MarineMax Thunderbolt	HM7	3518 Old Tybee Road	Thunderbolt	GA	31410	912-897-9881
MarineMax Thunderbolt	HM7	188 Old Tybee Road	Thunderbolt	GA	31410	912-897-9881
MarineMax Cornelius	HM1	9209 Westmoreland Road	Cornelius	NC	28031	704-892-9676
MarineMax Greenville	HM3	14 Burty Road	Greenville	SC	29605	864-236-9005
MarineMax Irmo	HM4	7459 Broad River Road	Irmo	SC	29063	803-732-1104
MarineMax Charleston	HM5	142 Sportsman’s Island Drive	Charleston	SC	29492	843-747-1889

Third Amended and Restated Inventory Financing Agreement	C-3

Exhibit D
Form of Compliance Certificate
Schedule 2

Compliance Certificate
Page 1 of 2

All calculations Based on Financial statement dated			XXXX

Calculation of Tangible Net Worth

“Tangible Net Worth” shall mean the shareholders’ equity determined in accordance with GAAP, minus items treated as intangible assets under GAAP, amounts owing by any employee, officer or other affiliate, other than draws to commissioned and seasonally compensated employees and advances made for customary travel expenses incurred in the conduct of Dealers’ business, and any other assets that cannot be identified as tangible assets to CDF’s reasonable satisfaction;

Calculation	xxxx
a) Consolidated Shareholders equity of the Borrowers
Less:	GAAP Intangibles
i) Goodwill
ii) Patents
	iii) Trademarks			$-
	iv) Other intangibles			$-
b)	Total Intangibles	(i+ii+iii+iv)			$-
c)	Related accounts receivables and loans excluding allowed draws				$-
d) Tangible Net Worth		(a-b-c)			$-

Calculation of Debt

Debt” shall mean all obligations, contingent or otherwise, which, in accordance with GAAP, should be classified on the balance sheet as liabilities, and in any event including capital leases, Contingent Liabilities that are required to be disclosed and quantified in notes to financial statements in accordance with GAAP, and liabilities secured by any lien on any property regardless of whether such secured liability is with or without recourse

“Contingent Liabilities” shall mean any obligation, contingent or otherwise, of any Dealer guaranteeing or having the economic effect of guaranteeing any Debt or Obligation of another in any manner, whether directly and indirectly, including without limitation any obligation of such Dealer, direct or indirect, (X) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or any security for the payment thereof, (Y) to purchase property or services for the purpose of assuring the owner of such Debt of its payment, or (Z) to maintain the solvency, working capital, equity, cash flow, fixed charge or other coverage ratio, or any other financial condition of the primary obligor so as to enable the primary obligor to pay any Debt or to comply with any agreement relating to any Debt or obligation.

e) Total Consolidated Debt of the Borrowers
f) Contingent liabilities that are required to be disclosed and quantified in notes to financial statements in accordance with GAAP					$-
g) Debt		(e+f)			$-

Third Amended and Restated Inventory Financing Agreement	D-1

Schedule 2

Compliance Certificate

Leverage Ratio Covenant - 5 (c) (i)

Maintain at all times a ratio of Debt to Tangible Net Worth of not more than 2.75 to 1.0 measured as of fiscal quarter end September 30, 2010 and each successive fiscal quarter end thereafter

Calculation	XXXX

h) Debt (Line g)				$-
i) Tangible net worth (Line d)				$-
j) Ratio		(h/i)		#DIV/0!

In compliance?		#DIV/0!

Calculation of Current Ratio

“Current Ratio” shall mean the ratio, calculated in accordance with generally accepted accounting principles as of the date hereof (“GAAP”), of (A) current assets determined in accordance with GAAP to (B) current liabilities determined in accordance with GAAP less balloon payments due on real estate loans which CDF in its reasonable discretion expects to be refinanced

Current Ratio Covenant - 5 (c) (ii)

Maintain at all times a Current Ratio of not less than 1.2 to 1.0 as of fiscal quarter end September 30, 2010 and each successive fiscal quarter end thereafter

ab) Cash
ac) Liquid investments
ad) Contracts in Transit
ae) Accounts Receivable
af) Inventory
ag) Prepaid Expenses
ah) Current Assets per GAAP		(ab+ac+ad+ae+af+ag)		$-

ai) Current Liabilites per GAAP
aj) Less: Balloon Payments due on real estate loans within 12 months of the date of this certificate				$-
ak) Current Liabilities per Agreement			(ai-aj)	$-

al) Ratio			(ah/ak)	#DIV/0!

In compliance?		#DIV/0!

The undersigned hereby certifies that I have no knowledge that a material Default or Event of Default has occurred and is continuing.

MarineMax Inc.

By: _________________________________
Title:

Third Amended and Restated Inventory Financing Agreement	D-2

EXHIBIT E

Lender’s Allocations and Ratable Share

Lender	Allocation	Ratable Share
CDF	$210,000,000	60.000000000%
Bank of the West, Inc.	$40,000,000	11.428571428%
M&T Bank	$85,000,000	24.285714286%
Branch Banking & Trust Company	$15,000,000	4.285714286%
TOTAL	$350,000,000	100.000000000%

Third Amended and Restated Inventory Financing Agreement	D-3

EXHIBIT F

Agent Wire Instructions

[****]

Third Amended and Restated Inventory Financing Agreement	D-4

Exhibit G

Trigger Compliance Certificate

Calculations Based on trailing twelve month (TTM) period ended:

	PYTD	FYE	CYTD	TTM
	3/30/2015	9/30/2015	3/30/2016	MM/DD/YY
net income	-		-	-
add back: taxes	-		-	-
add back: interest	-		-	-
add back: depreciation / amortization	-		-	-
add back: one-time acquisition costs	-		-	-
add back: non-cash stock-based compensation	-		-	-
less: non-recurring gains / non-cash items / tax credits	-		-	-
EBITDA	-	-	-	-
less: Capital Expenditures	-		-	-
EBITDA less Capital Expenditures	-	-	-	-

cash interest	-		-	-
scheduled principal payments	-	-	-	-
cash income taxes	-		-	-
dividends / distributions	-	-	-	-
Fixed Charges	-	-	-	-

FCCR				#DIV/0!

Compliant?
EBITDA Trigger [****]
FCCR Trigger [****]

MarineMax, Inc.
By:
Title:

Third Amended and Restated Inventory Financing Agreement	D-5